                                                                    EXHIBIT 99.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                          ANSCHUTZ DIGITAL MEDIA, INC.
                                 as Purchaser,

               Speer Communications Holdings Limited Partnership
                    Speer Virtual Media Limited Partnership
                  Speer World Wide Digital Limited Partnership
                     Speer Productions Limited Partnership
                    Professional Video Services CORPORATION
                                      and
                       ENHANCED SERVICES OF NEVADA, INC.
                                   as Sellers

                                      and
                            RMS Limited Partnership
                                      and

                                  Roy M. Speer
                        (as to Articles IX and XI only)

                         Dated as of February 16, 1999

                               TABLE OF CONTENTS
                               -----------------


Title                                                                   Page
-----                                                                   ----

ARTICLE I DEFINITIONS AND TERMS......................................... 1
   Section 1.1 Certain Definitions...................................... 1
               -------------------
   Section 1.2 Terms Generally.......................................... 10
               ---------------
ARTICLE II ACQUISITION AND DISPOSITION OF ASSETS........................ 10
   Section 2.1 Purchase and Sale of Assets.............................. 10
               ---------------------------
   Section 2.2 Excluded Assets.......................................... 12
               ---------------
   Section 2.3 Nondelivered Assets...................................... 12
               -------------------
   Section 2.4 No Assignment if Breach.................................. 13
               -----------------------
ARTICLE III PAYMENT AND DELIVERY........................................ 13
   Section 3.1 Purchase Price and Payment............................... 13
               --------------------------
   Section 3.2 Allocation of Consideration.............................. 13
               ---------------------------
   Section 3.3  Closing................................................. 13
                -------
   Section 3.4 Deliveries by the Sellers................................ 14
               ------------------
   Section 3.5 Deliveries by RMS........................................ 14
               -----------------
   Section 3.6 Deliveries by Purchaser.................................. 14
                ----------------------
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS................ 15
   Section 4.1 Authorization and Validity............................... 15
               --------------------------
   Section 4.2 Equity; Good Title....................................... 15
               ------------------
   Section 4.3 Capitalization........................................... 16
               --------------
   Section 4.4 Organization............................................. 17
               ------------
   Section 4.5 No Conflict.............................................. 17
               -----------
   Section 4.6 Governmental Consents.................................... 18
               ---------------------
   Section 4.7 Balance Sheet Information................................ 18
               -------------------------
   Section 4.8 Absence of Certain Changes or Events..................... 19
               ------------------------------------
   Section 4.9 Property, Assets......................................... 21
               ----------------
   Section 4.10 Litigation and Claims, Compliance with Laws............. 23
                -------------------------------------------
   Section 4.11 Taxes................................................... 24
                -----
   Section 4.12 Insurance............................................... 24
                ---------
   Section 4.13 Environmental Matters................................... 24
                ---------------------
   Section 4.14 Material Contracts...................................... 26
                ------------------
   Section 4.15 Intellectual Property................................... 28
                ---------------------
   Section 4.16 Employee Benefits; ERISA................................ 29
                ------------------------
   Section 4.17 Labor Matters........................................... 29
                -------------
   Section 4.18 Records................................................. 30
                -------
   Section 4.19 Affiliate Transactions.................................. 30
                ----------------------
   Section 4.20 Brokers, Finders, Etc................................... 31
                ----------------------
   Section 4.21 Questionable Payments................................... 31
                ---------------------
   Section 4.22 Competing Business...................................... 31
                ------------------

   Section 4.23 Compliance With Bulk Sales Act; Uniform Commercial Code. 31
                -------------------------------------------------------
   Section 4.24 Other Information....................................... 31
                -----------------
   Section 4.25 Customer and Supplier Relationships; Warranty Claims.... 32
   ----------------------------------------------------------------
   Section 4.26 Termination of the Speer/PSI Agreements................. 32
                ---------------------------------------
   Section 4.27 Year 2000 Program....................................... 32
                -----------------
ARTICLE V REPRESENTATIONS AND WARRANTIES OF RMS......................... 32
   Section 5.1 Authorization and Validity............................... 32
               --------------------------
   Section 5.2 Equity; Good Title....................................... 33
               ------------------
   Section 5.3 Organization............................................. 33
               ------------
   Section 5.4 No Conflict.............................................. 33
               -----------
   Section 5.5 Governmental Consents.................................... 34
               ---------------------
   Section 5.6 Owned Real Property; PSI Securities...................... 34
               -----------------------------------
   Section 5.7 Litigation and Claims; Compliance with Laws.............. 34
               -------------------------------------------
   Section 5.8 Taxes.................................................... 35
               -----
   Section 5.9 Environmental Matters.................................... 35
               ---------------------
   Section 5.10 Competing Business...................................... 37
                ------------------
   Section 5.11 Other Information....................................... 37
                -----------------
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER.................. 37
   Section 6.1 Authorization and Validity............................... 37
               --------------------------
   Section 6.2 Organization............................................. 38
               ------------
   Section 6.3 No Conflict.............................................. 38
               -----------
   Section 6.4 Governmental Consents.................................... 38
               ---------------------
   Section 6.5 Brokers, Finders, Etc.................................... 38
               ----------------------
   Section 6.6 Other Information........................................ 38
               -----------------
   Section 6.7 Purchase for Investment.................................. 39
               -----------------------
   Section 6.8 Limitation on Representations............................ 39
               -----------------------------
ARTICLE VII COVENANTS................................................... 39
   Section 7.1 Commercially Reasonable Efforts.......................... 39
               -------------------------------
   Section 7.2 Filings and Consents..................................... 39
               --------------------
   Section 7.3 Publicity................................................ 39
               ---------
   Section 7.4 Notification of Certain Matters.......................... 40
               -------------------------------
   Section 7.5 Expenses................................................. 40
               --------
   Section 7.6  Conduct of Business of the Sellers...................... 40
                 ---------------------------------
   Section 7.7 Access and Environmental Inspection...................... 41
               -----------------------------------
   Section 7.8 Management Agreement..................................... 42
               --------------------
   Section 7.9 Consents................................................. 42
               --------
   Section 7.10 No Solicitation......................................... 42
                ---------------
   Section 7.11 Supplements to the Schedules Hereto..................... 43
                -----------------------------------
   Section 7.12 Delivery of Closing Balance Sheet....................... 43
                ---------------------------------
   Section 7.13 Further Assurances...................................... 43
                ------------------
   Section 7.14 IHC Interests........................................... 44
                -------------
   Section 7.15 Interim Funding......................................... 44
                ---------------

   Section 7.16 Reporting............................................... 44
                ---------
   Section 7.17 Corporate Name.......................................... 44
                --------------
   Section 7.18 Anschutz/PSI Transaction................................ 45
                ------------------------
   Section 7.19 Employees............................................... 45
                ---------
ARTICLE VIII CONDITIONS TO CLOSING...................................... 45
   Section 8.1 Conditions to the Obligations of Purchaser, the Sellers
               --------------------------------------------------------
               and RMS.................................................. 45
               -------
   Section 8.2 Conditions to the Obligations of Purchaser............... 45
               ------------------------------------------
   Section  8.3 Conditions to the Obligations of the Sellers and RMS.... 46
                ------------------------------------
ARTICLE IX SURVIVAL AND INDEMNIFICATION................................. 47
   Section 9.1 Survival of Representations and Warranties............... 47
               ------------------------------------------
   Section 9.2 Indemnification by Roy M. Speer and RMS.................. 47
               ---------------------------------------
   Section 9.3 Indemnification by Purchaser............................. 48
               ----------------------------
   Section 9.4 Notice and Resolution of Claim........................... 48
               ------------------------------
ARTICLE X TERMINATION................................................... 49
   Section 10.1 Termination............................................. 49
                -----------
   Section 10.2 Effect of Termination................................... 50
                ---------------------
ARTICLE XI MISCELLANEOUS................................................ 50
   Section 11.1 Notices................................................. 50
                -------
   Section 11.2 Amendment, Waiver....................................... 51
                -----------------
   Section 11.3 Assignment.............................................. 51
                ----------
   Section 11.4 Entire Agreement........................................ 52
                ----------------
   Section 11.5 Parties in Interest..................................... 52
                -------------------
   Section 11.6 Expense................................................. 52
                -------
   Section 11.7 Governing Law; Jurisdiction; Service of Process......... 52
                -----------------------------------------------
   Section 11.8 Specific Performance.................................... 52
                --------------------
   Section 11.9 Transfer and Similar Taxes.............................. 52
                --------------------------
   Section 11.10 Headings............................................... 53
                 --------

EXHIBITS


A-1. Form of Employment Agreement

A-2. Form of Agreement to Protect Confidential Information, Assign Inventions and Prevent Unfair Competition and Unfair Solicitation

B.   Form of Management Agreement

C.   Purchase Price Allocation

D.   Form of Opinion of Baker & McKenzie

E.   Form of Opinion of Hogan & Hartson L.L.P.

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, dated as of February 16, 1999 (this "Agreement"), by and among Anschutz Digital Media, Inc., a Colorado corporation ("Purchaser"), Speer Communications Holdings Limited Partnership, a Nevada limited partnership, Speer Virtual Media Limited Partnership, a Nevada limited partnership, Speer World Wide Digital Limited Partnership, a Nevada limited partnership, Speer Productions Limited Partnership, a Nevada limited partnership, Professional Video Services Corporation, a Delaware corporation, and Enhanced Services of Nevada, Inc., a Nevada corporation (each a "Seller" and collectively the "Sellers"), RMS Limited Partnership, a Nevada limited partnership, and Roy M. Speer (as to Articles IX and XI only).

                                   RECITALS

     A. The Sellers are engaged in the business of providing advanced digital production, post-production and transmission facility, digital media storage and distribution services, telephony-based data storage and enhanced services, access and routing services and prepaid telecommunications services (the "Business");

     B. Subject to the terms and conditions contained in this Agreement, the Sellers intend to sell, transfer and assign to Purchaser, and Purchaser intends to purchase and acquire from the Sellers, certain assets of the Sellers relating to the operation of the Business all on the terms set forth herein; and

     C. RMS intends to sell, transfer and assign to Purchaser the Owned Real Property and the PSI Securities, and Purchaser intends to purchase and acquire from RMS the Owned Real Property and the PSI Securities on the terms set forth herein; and

     D. The partners or shareholders, as the case may be, of each Seller and RMS, as applicable, who collectively own all of the outstanding ownership interests in the Sellers and RMS, have determined that it is in their collective best interests that the Sellers and RMS sell, transfer and assign to Purchaser and Purchaser purchases and acquires, those certain assets and liabilities of the Sellers and RMS as contemplated herein.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                             DEFINITIONS AND TERMS

     Section 1.1  Certain Definitions.  As used in this Agreement, the
                  -------------------
following terms shall have the meanings set forth or as referenced below:

     "Affiliate" shall mean, as to any Person (i) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, (ii) any corporation or organization (other than a Subsidiary of such Person) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (other than PSI in the case of RMS), (iii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iv) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or Subsidiaries. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

     "Agreement" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Assets" shall have the meaning set forth in Section 2.1(a) hereof.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.1(c) hereof.

     "Balance Sheet Date" shall mean December 31, 1998.

     "Bill of Sale, Assignment and Assumption Agreement" shall mean such bills of sale, assignment and assumption agreements to be entered into by and between Purchaser and the Sellers on the date of this Agreement pursuant to which the Sellers will transfer the Assets held by them to Purchaser and Purchaser will assume the Assumed Liabilities of the Sellers, as contemplated by Section 2.1 of this Agreement, in form and substance reasonably satisfactory in each case to Purchaser and the Sellers.

     "Business" shall have the meaning set forth in the preamble hereto.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

     "Cleanup" shall mean all actions, whether voluntary or compelled by Environmental Laws, required to: (i) clean-up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care, or (iv) respond to any government or third-party requests for information or documents in any way relating to clean-up, removal, treatment or remediation or potential clean-up, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

     "Closing" shall have the meaning set forth in Section 3.3 hereof.

     "Closing Date" shall have the meaning set forth in Section 3.3 hereof.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement between the Sellers and Purchaser dated January 8, 1999.

     "Contribution Agreement" shall mean that certain Contribution and Share Exchange Agreement between Precision Systems, Inc., Speer Communications, SVM, Speer World Wide and Speer Productions dated April 22, 1998, as amended by the First Amendment thereto dated August 31, 1998 and the Second Amendment thereto dated October 27, 1998.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Computer Programs" shall mean (i) any and all computer software programs and software development tools, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all domain names and the content contained on each Seller's respective Internet site(s); provided such intangibles shall not include any right or license to use the name "Speer" in any manner whatsoever, including without limitation any registered trademark, domain names and other rights containing or incorporating the name "Speer", and (v) all documentation, including user manuals and training materials, relating to any of the foregoing; provided that the foregoing shall not include any shrink-wrapped or similar off-the-shelf products.

     "Damages" shall have the meaning set forth in Section 9.2 hereof.

     "Employment, Confidentiality and Unfair Competition Agreements" shall mean the Employment Agreement between Purchaser and O.G. Greene, and the Agreement to Protect Confidential Information, Assign Inventions and Prevent Unfair Competition and Unfair Solicitation between the Purchaser and O.G. Greene, forms of which shall be agreed upon by the parties hereto prior to Closing and attached hereto as Exhibits A-1 and A-2, respectively.

     "Environmental Claim" shall mean any claim, action, cause of action, notice of potential responsibility, information request, notice of violation, notice of potential violation, complaint, order, directive, investigation or notice by any Person arising out of, based on or attributable to (i) with respect to the Sellers, the current or past presence, threatened Release, or Release, of any Hazardous Material at, on, under or from, any location, whether or not owned, leased or operated by the Sellers, including any location at which Hazardous materials originating on or from Sellers' business were sent for disposal or treatment, (ii) with respect to RMS, the current or past presence, threatened Release, or Release, of any Hazardous Material at, on, under or from, the Owned Real Property, including any location at which Hazardous materials originating on or from the Owned Real Property were sent for disposal or treatment or (iii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" shall mean all applicable federal, state, local and common laws and regulations relating to pollution or protection of the environment, including laws and regulations, now or hereafter in effect, relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, installation, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

     "Environmental Liability" shall mean any liability resulting from an actual, threatened or potential Environmental Claim; from failure to comply with any Environmental Law; from failure to obtain or comply with any Environmental Permit; from a Remedial Action; or from harm or injury to any person, to public health, or to the environment as a result of actual, threatened or potential exposure to Hazardous Materials.

     "Environmental Permits" shall mean all permits, approvals, identification numbers, licenses, certificates, executions, approvals and any other authorizations under any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning set forth in Section 4.16 hereof.

     "Equipment" shall have the meaning set forth in Section 4.9(f) hereof.

     "ESI" shall mean Enhanced Services of Nevada, Inc., a Nevada corporation.

     "Excluded Liabilities" shall have the meaning set forth in Section 2.1(d) hereof.

     "Excluded Assets" shall have the meaning set forth in Section 2.2 hereof.

     "FCC" shall mean the Federal Communications Commission.

     "GAAP" shall mean United Sates generally accepted accounting principles and practices.

     "Governmental Authority" shall mean any national, federal, state or local judicial, legislative, executive or governmental regulatory authority.

     "Hazardous Materials" shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined or listed as a "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) without limitation, which contain polychlorinated bi-phenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human or worker health or safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

     "Holdco" shall have the meaning set forth in Section 7.14(a) hereof.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IHC" shall mean Innovative Holding Corporation, a Delaware corporation.

     "IHC Shareholders' Agreement" shall have the meaning set forth in Section 7.14(a) hereof.

     "IHC Shares" shall mean the 665,421 shares of Series B Preferred Stock of IHC owned by SVM plus any additional shares, whether common or preferred, of capital stock of IHC hereafter issued in respect of such shares in connection with any dividend, stock split, reorganization or restructuring to any Seller or RMS.

     "Indebtedness" of any Person at any date shall include (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) and including earn-out or similar contingent purchase amounts, (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under capitalized lease obligations, (iv) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (vi) all guarantees by such Person of obligations of others.

     "Inspection" shall have the meaning set forth in Section 7.7(b) hereof.

     "Instruments of Transfer" shall have the meaning set forth in Section 2.1(b) hereof.

     "Intellectual Property" shall mean all intellectual property rights used in or reasonably necessary for the business of the Sellers as currently conducted or as presently contemplated by the Sellers to be conducted, including all patents and patent applications, trademarks, trademark registrations and applications; service marks, service mark registrations and applications, logos, designs, proprietary rights, slogans and general intangibles of like nature, together with all goodwill related to the foregoing; trade names, copyrights, copyright registrations and applications; Computer Programs; product plans, technology, process engineering, drawings, schematic drawings, secret processes; proprietary knowledge, including without limitation, trade secrets, know-how, confidential confirmation, proprietary processes and formulae; provided such intangibles shall not include any right or license to use the name "Speer" in any manner whatsoever, including without limitation any registered trademark, domain names and other rights containing or incorporating the name "Speer"; provided further, that the foregoing shall not include any shrink-wrapped or similar off-the-shelf products.

     "Interim Balance Sheet" shall have the meaning set forth in Section 4.7(b) hereof.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "Knowledge" with respect to any particular representation or warranty contained in this Agreement, when used to apply to the "Knowledge" of Sellers, shall be deemed to be followed by the phrase "after due inquiry" and shall mean the actual knowledge or conscious awareness after due inquiry of the senior officers of the Sellers.

     "Laws" shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order, decree, administrative and judicial decision.

     "Liabilities" shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute, accrued, contingent, monetary or nonmonetary, direct or indirect, known or unknown or matured or unmatured or of any other nature, including, but not limited to, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, which are not set forth on or disclosed in the Audited Balance Sheet, the Closing Balance Sheet or the Interim Balance Sheet.

     "Licenses" shall have the meaning set forth in Section 4.15(d) hereof.

     "Liens" shall mean any lien, pledge, mortgage, security interest, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or any other encumbrance of any nature whatsoever.

     "Litigation" shall mean any litigation, legal action, arbitration, proceeding, material demand, material claim or investigation pending, or, to the Knowledge of the Sellers or RMS as the case may be, threatened, planned or reasonably probable, against, affecting or brought by or against the Sellers or RMS, the Sellers' or RMS' present or former employees or agents affiliated at any time with the Sellers or RMS relating to the business of the Sellers or RMS or any of the Assets or Assumed Liabilities.

     "Managed" shall have the meaning set forth in Section 4.13(e).

     "Management Agreement" shall mean the management agreement between Purchaser and the Sellers, a form of which shall be agreed upon by the parties hereto prior to Closing and attached hereto as Exhibit B.

     "Marks" shall mean all trade names, trademarks, service marks, brand names, brand marks, fictitious names or other Intellectual Property relating thereto; provided such trade names, trademarks, service marks, brand names, brand marks, fictitious names or other Intellectual Property shall not include any right or license to use the name "Speer" in any manner whatsoever, including without limitation any registered trademark, domain names and other rights containing or incorporating the name "Speer"

     "Material Adverse Change" shall mean, with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate resulting in, a material adverse effect on or a material adverse change in (i) the Assets or the Assumed Liabilities, (ii) any of the Business, condition (financial or otherwise), operations, assets or liabilities of the Sellers. For purposes of this definition and without limiting the generality of the foregoing, an effect or change with respect to the same or any similar event(s), act(s), condition(s) or occurrence(s) individually or in the aggregate with respect to which the Sellers would reasonably be expected to have $2,000,000 in the aggregate or more in Damages being asserted against, imposed upon or sustained by the Assets taken as a whole or a corresponding increase in the Assumed Liabilities shall constitute a "material adverse" change.

     "Material Adverse Effect" shall mean, with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate resulting in, a material adverse effect on or a material adverse change in (i) the Assets or the Assumed Liabilities, (ii) any of the Business, condition (financial or otherwise), operations, assets or liabilities of the Sellers, (iii) the legality or enforceability against the Sellers of this Agreement or (iv) the ability of the Sellers to perform its obligations and to consummate the transactions under this Agreement. For purposes of clauses (i) and (ii) of this definition and without limiting the generality of the foregoing, an effect or change with respect to the same or any similar event(s), act(s), condition(s) or occurrence(s) individually or in the aggregate with respect to which the Sellers would reasonably be expected to have $100,000 in the aggregate or more in Damages being asserted against, imposed upon or sustained by the Assets taken as a whole or a corresponding increase in the Assumed Liabilities shall constitute a "material adverse" effect.

     "Material Contracts" shall have the meaning set forth in Section 4.14(a) hereof.

     "Nondelivered Assets" shall have the meaning set forth in Section 2.3 hereof.

     "Other Entity" shall have the meaning set forth in Section 4.2(c) hereof.

     "Owned Real Property" shall have the meaning set forth in Section 5.6(a) hereof.

     "Ownership Interests" shall have the meaning set forth in Section 4.2(a) hereof.

     "Permits" shall mean as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, authorizations and qualifications under any federal, state or local laws with any and all Governmental Authorities or with any and all industry or other non-governmental self-regulatory organizations that are issued to such Person.

     "Person" shall mean an individual, a corporation, a partnership, limited liability company, an association, a trust or other entity or organization.

     "Plan of Recapitalization" shall mean that certain Plan of Recapitalization dated April 22, 1998 by and between RMS and PSI.

     "PSI" shall mean Precision Systems, Inc., a Delaware corporation.

     "PSI Board" shall mean the board of directors of PSI.

     "PSI Common Stock" shall mean the common stock, par value $.01 per share, of PSI.

     "PSI Interests" shall have the meaning set forth in Section 5.6(b) hereof.

     "PSI Securities" shall have the meaning set forth in Section 5.6(b) hereof.

     "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

     "Purchaser" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Purchaser Indemnified Parties" shall mean Purchaser and its successors, assigns, Affiliates, agents and employees.

     "PVS" shall mean Professional Video Services Corporation, a District of Columbia corporation.

     "Real Estate Transfer Agreement" shall mean that certain Real Estate Transfer Agreement dated April 22, 1998 by and between RMS and PSI.

     "Real Property" shall have the meaning set forth in Section 4.9(b) hereof. The parties agree that such term shall not encompass Owned Real Property.

     "Regulatory Licenses" shall mean all of the licenses, permits, and other authorizations issued by (i) the FCC with respect to the business of reselling long distance telecommunications services and the operation of satellite earth stations, and (ii) the public service commissions of the various states with respect to the business of reselling long distance telecommunications services.

     "Release" shall mean any release, spill, emission, leaking, pumping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata, sewers, storm drains, or a publicly owned treatment works), or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     "Remedial Action" shall mean any action or proceeding to (i) cause the removal, abatement or containment of any Hazardous Materials, or (ii) to correct or prevent a Release, or to recover the cost of either of the foregoing by a Government Authority or third party.

     "Requirement of Law" shall mean as to any Persons, the Partnership Agreement, Certificate of Incorporation, Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or order of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or assets or to which such Person or any of its properties or assets is subject.

     "RMS" shall mean RMS Limited Partnership, a Nevada limited partnership.

     "Schedules" and any references to specific items therein shall mean the disclosure schedules hereto.

     "Seller Indemnified Parties" shall mean the Sellers and their successors, assigns, Affiliates, agents and employees.

     "Sellers" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Speer Communications" shall mean Speer Communications Holdings Limited Partnership, a Nevada limited partnership.

     "Speer Productions" shall mean Speer Productions Limited Partnership, a Nevada limited partnership.

     "Speer/PSI Agreements" shall mean, collectively, the Contribution Agreement, the Real Estate Transfer Agreement and the Plan of Recapitalization.

     "Speer World Wide" shall mean Speer World Wide Digital Limited Partnership, a Nevada limited partnership.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such person beneficially owns a majority of the voting or equity interests.

     "SVM" shall mean Speer Virtual Media Limited Partnership, a Nevada limited partnership.

     "Systems" shall have the meaning set forth in Section 4.27 hereof.

     "Tax Law" shall mean any Law relating to Taxes.

     "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any Governmental Authority, including income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

     "Third Party Software" shall have the meaning set forth in Section 4.9(f) hereof.

     "Year 2000 Compliant" shall have the meaning set forth in Section 4.27 hereof.

     Section 1.2  Terms Generally.  The definitions in Sections 1.1 shall
                  ---------------
apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available by the party in question. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the introductory paragraph of this Agreement. References to "dollars" or "$" in this Agreement shall mean United States dollars unless the context provides otherwise.

                                   ARTICLE II
                     ACQUISITION AND DISPOSITION OF ASSETS

     Section 2.1  Purchase and Sale of Assets.
                  ---------------------------

          (a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Sellers shall transfer, assign, convey and deliver to Purchaser and Purchaser shall receive from the Sellers all right, title and interest in and to all of the Assets (as defined below) free and clear of all Liens, encumbrances and security interests except for Assumed Liabilities. It is the intent of the parties hereto that the "Assets" shall mean (x) the Owned Real Property and the PSI Securities owned by RMS, and (y) all right, title and interest in all of the assets, tangible or intangible, along with all contractual and leasehold rights the Sellers hold (subject to the limitations set forth in Section 2.2), and, including without limitation, to all of the following assets of Sellers as of the Closing Date:

               (i) all Intellectual Property used in or useful to the conduct of the Business, including without limitation, those items listed but not exhaustively described on Schedule 2.1(a)(i);

               (ii) all contracts, agreements (including employment agreements), contract rights, license agreements, purchase and sales orders, quotations and other executory commitments of the Sellers entered into by the Sellers listed on Schedule 2.1(a)(ii) (the "Contracts");

               (iii) all accounts receivable and all cash, notes or other securities and accounts attributable to the Sellers for operations of the Sellers on or after the Closing Date;

               (iv) all computer equipment and related software and software licenses, office equipment and other personal property of Sellers listed on
     Schedule 2.1(a)(iv);

               (v) all books of account, customer and supplier lists including addresses, drawings, files, papers and records of the Sellers;

               (vi) all deposits, advance payments, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refund relating to the Sellers;

               (vii) all claims, rights and causes in action against third parties and all rights to insurance proceeds relating to any damage, destruction or impairment of the assets of the Sellers;

               (viii) all licenses, permits, consents and certificates of any Governmental Authority issued to or held by the Sellers necessary or incidental to the conduct of the Business, including without limitation the Regulatory Licenses (to the extent the same are transferable);

               (ix) all goodwill, if any, associated with the Assets, in particular, or the Sellers, in general;

               (x) all shares of capital stock of Holdco ("Holdco Shares") pursuant to the provisions contained in Section 7.14;

               (xi)    all Real Property; and

               (xii) all other miscellaneous items set forth on Schedule 2.1(a)(xii).

          (b) The sale, conveyance, assignment, transfer and delivery of the Assets will be effected by delivery by the Sellers or RMS, as applicable, to Purchaser of (i) a Bill of Sale, Assignment and Assumption Agreement from each Seller, (ii) executed copies of the filings, consents, approvals, notices or waivers, and copies of the instruments transferring, registering or issuing the consents, approvals, permits, licenses, permissions, registrations or other authorizations referred to in Section 7.2 hereof, (iii) with respect to the Owned Real Property, a warranty deed (the "Warranty Deed") with respect to the Owned Real Property from RMS, (iv) with respect to the PSI Securities and subject to the provisions of Section 7.18, the PSI Securities accompanied by duly executed stock powers, and (v) such other good and sufficient instruments of conveyance, transfer and assignment (together with the Bill of Sale, Assignment and Assumption Agreement, the "Instruments of Transfer") as shall be necessary to vest in Purchaser full right, title and interest in and to the Assets, free and clear of all claims and Liens whether absolute, accrued, contingent or otherwise except the Assumed Liabilities.

          (c) Upon the terms and subject to the conditions of this Agreement, including but not limited to the exceptions set forth in Section 2.1(d), at the Closing Purchaser will assume and agree to pay, perform and discharge as and when due the liabilities and obligations of the Sellers listed in Schedule 2.1(c) (the "Assumed Liabilities"); provided, however, that the amount of Assumed Liabilities as of the Closing Date shall not exceed either (i) the amount of liabilities as set forth on the Closing Balance Sheet (as defined in Section 7.12) or (ii) the amount of current assets as set forth on the Interim Balance Sheet (as defined in Section 4.7(b)); further provided, however, that
(x) as set forth on each of the Interim Balance Sheet and the Closing Balance Sheet, current liabilities of the Sellers shall not exceed current assets of the Sellers by more than $500,000, and (y) net working capital of the Sellers as calculated at Closing shall not be less than $0. The assumption of the Assumed Liabilities by Purchaser will be effected by delivery by Purchaser to the Sellers of the duly executed Bill of Sale, Assignment and Assumption Agreement.

          (d) Except as may be expressly provided for in this Agreement, Purchaser shall not assume and the Sellers shall not assign to Purchaser and shall remain liable for, any liability or obligation, direct or indirect, absolute or contingent, of the Sellers or any Subsidiary, division, associate or Affiliate of the Sellers, or of any Person, relating to (i) Taxes with respect to or attributable to the Assets for all taxable periods through the Closing Date, Taxes with respect to or attributable to the properties, business or operations of the Sellers or any Subsidiary, division, associate or Affiliate of the Sellers and Taxes of the Sellers with respect to or attributable to the transactions contemplated hereby or otherwise, (ii) any Liabilities associated with the Excluded Assets, (iii) any Liabilities associated with the Assumed Liabilities that arise or relate to events that occur prior to the Closing Date,
(iv) any employee benefit plan of any Seller or any benefits or other amounts payable and provided under any Seller's employee benefit plan or any contract relating to employment or termination of employment between any of the Sellers or any of their Affiliates and any of their respective employees or former employees and (v) any other Liabilities of the Sellers not disclosed in Schedule 2.1(c) (collectively, the "Excluded Liabilities").

     Section 2.2  Excluded Assets.      It is the intention of the parties that
                  ---------------
no assets other than the Assets identified in Section 2.1 be sold, transferred or conveyed to Purchaser pursuant to this Agreement and, as a point of clarification, the parties agree that the Assets shall specifically not include any assets of the Sellers set forth on Schedule 2.2 (collectively, the "Excluded Assets"), all of the Sellers' right, title and interest in and to which, as the same exist as of the date hereof or as of the Closing Date, shall be retained by RMS and the Sellers, as the case may be. As a further point of clarification and not in limitation of the foregoing, the parties agree that Purchaser is purchasing only assets and not capital stock, partnership interests or other equity or ownership interests or intercompany notes receivable or payable held by any party hereto other than the membership interests in Holdco the PSI Securities; provided that the PSI Securities shall be deemed Excluded Assets if the PSI Board does not approve the Anschutz/PSI Transaction in accordance with the provisions of Section 7.18.

     Section 2.3  Nondelivered Assets.     Notwithstanding anything else
                  -------------------
contained in this Agreement, in the event that an Asset is not delivered by the Sellers to Purchaser at Closing (a "Nondelivered Asset"), the Sellers shall deliver such Asset to Purchaser as soon as the Sellers have actual knowledge of the existence of such Nondelivered Asset.

     Section 2.4  No Assignment if Breach.  Notwithstanding anything
                  -----------------------
contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any of the Assets, or to assume any Assumed Liabilities, if the attempted assignment or assumption of the same, as a result of the absence of the consent or authorization of a third party, would constitute a breach or default under any lease, agreement, encumbrance or commitment or would in any way adversely affect the rights, or increase the obligations, of any party or any subsidiary with respect thereto or would otherwise affect the ability of Purchaser to receive the benefit of the Assets. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or benefits or increase the obligations of Purchaser with respect to any such Assets, or Assumed Liabilities, as appropriate, then the parties shall enter into such reasonable cooperative arrangements (including without limitation, sublease, agency, partial closing, management, indemnity or payment arrangements and enforcement at the cost and for the benefit of Purchaser of any and all rights of the Sellers against an involved third party) to provide for Purchaser the benefit of such Assets or such Assumed Liabilities, any transfer or assignment to Purchaser by the Sellers or a subsidiary of the Sellers, of any such Assets, or any assumption by Purchaser of any such Assumed Liabilities, which shall require such consent or authorization or a third party that is not obtained, shall be made subject to such consent or authorization being obtained.

                                  ARTICLE III
                              PAYMENT AND DELIVERY

          Section 3.1  Purchase Price and Payment.  The total purchase price
                       --------------------------
under this Agreement shall be the sum of ONE HUNDRED SIX MILLION DOLLARS ($106,000,000.00) (the "Purchase Price"); provided, that if the PSI Board does not approve the Anschutz/PSI Transaction in accordance with Section 7.18, the Purchase Price will be reduced by $18,250,000. On the Closing Date, Purchaser will deliver to the Sellers the Purchase Price payable to the Sellers in immediately available United States funds in accordance with the terms and provisions set forth herein.

     Section 3.2  Allocation of Consideration.  The aggregate consideration
                  ---------------------------
paid by Purchaser to the Sellers pursuant to Section 3.1 hereof, shall be allocated among the Assets as set forth on Exhibit C attached hereto. The allocation of the Purchase Price was bargained and negotiated for and each party hereto shall file all Tax Returns (including Form 8594 which has been agreed upon by both Purchaser and the Sellers) in a manner consistent with Exhibit C. Purchaser will propose a preliminary Form 8594 once the Closing Balance Sheet becomes available and submit such Form 8594 for the Sellers' review and concurrence.

     Section 3.3  Closing.  Subject to the terms of Article IX, the sale,
                  -------
conveyance, assignment, transfer and delivery of the Assets by the Sellers and payment of the Purchase Price and assumption of the Assumed Liabilities by Purchaser (hereinafter called the "Closing") shall take place at 9:00 A.M. (Denver time) at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202 on the first business day following the day on which all conditions set forth in Article VII shall have been satisfied or waived, or on such other date, time and place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date." Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the parties hereto agree that the closing of the transactions contemplated herein shall be deemed to take effect at 12:01 A.M. (Denver time) on the Closing Date.

     Section 3.4  Deliveries by the Sellers.     At the Closing, the Sellers
                  -------------------------
shall deliver to Purchaser:

          (a) A duly executed Bill of Sale, Assignment and Assumption relating to the Assets and Assumed Liabilities referred to in Section 2.1(a) hereof;

          (b) Such other good and sufficient Instruments of Transfer as shall be necessary to vest in Purchaser all of the Sellers' title to the Assets, free and clear of all Liens;

          (c) The certificates referred to in Section 8.2(d) hereof;

          (d) Copies of all consents, approvals, authorizations, agreements and other documentation required pursuant to Section 7.2 hereof;

          (e) The Employment, Confidentiality and Unfair Competition Agreements;

          (f) The Management Agreement; and

          (g) Such other documents, instruments and writings reasonably requested by Purchaser at or prior to the Closing.

          Purchaser will thereupon take actual possession of the Assets and assume the Assumed Liabilities.

     Section 3.5  Deliveries by RMS.     At the Closing, RMS shall deliver to
                  -----------------
Purchaser:

          (a) the Warranty Deed; and

          (b) subject to the provisions of Section 7.18, the PSI Securities free and clear of all Liens accompanied by duly executed stock powers.

          Purchaser will thereupon take actual possession of the Owned Real Property and, subject to the provisions of Section 7.18, the PSI Securities.

     Section 3.6  Deliveries by Purchaser.     At the Closing, Purchaser shall
                  -----------------------
deliver to the Sellers:

          (a) The Purchase Price payable in immediately available United States funds;

          (b) A duly executed Bill of Sale, Assignment and Assumption relating to the Assets and Assumed Liabilities, referred to in Section 2.1(a) hereof;

          (c) The certificate referred to in Section 8.3(c) hereof;

          (d) The Employment, Confidentiality and Unfair Competition Agreements;

          (e)  The Management Agreement; and

          (f) Such other documents, instruments and writing reasonably requested by the Sellers at or prior to the Closing.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers jointly and severally represent and warrant to Purchaser as follows:

     Section 4.1   Authorization and Validity.  Each of the Sellers has full
                   --------------------------
partnership or corporate power and authority, as the case may be, to enter into this Agreement and the other documents and instruments to be executed and delivered by the Sellers pursuant hereto (to the extent that such Person is a party hereto or thereto) and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Sellers of this Agreement and the other documents and instruments to be executed and delivered by the Sellers pursuant hereto, and the consummation by the Sellers of the transactions contemplated hereby and thereby, have been duly and validly authorized by the management committee or similar governing body, as applicable, of the Sellers and no other partnership or corporate act or proceeding on the part of the Sellers is necessary to authorize the execution and delivery by the Sellers of this Agreement or the other documents or instruments to be executed and delivered by the Sellers pursuant hereto, or the consummation by the Sellers of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by the Sellers pursuant hereto (to the extent that such Person is a party hereto or thereto) have been duly and validly executed and delivered by the Sellers (to the extent that such Person is a party hereto or thereto) and, assuming this Agreement and the other documents and instruments to be executed and delivered by the Sellers pursuant hereto (to the extent that such Person is a party hereto or thereto) are the valid and binding obligations of such other Persons a party hereto or thereto, constitutes a valid and binding obligation of the Sellers (to the extent that such Person is a party hereto or thereto) enforceable against the Sellers (to the extent that such Person is a party hereto or thereto) in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.2  Equity; Good Title.
                  ------------------

          (a) Schedule 4.2(a) sets forth, as of the date hereof, the names of the holders of partnership or other equity interests of each Seller and the percentage and nature of ownership of such holder therein (such partnership and other equity interests are referred to collectively as the "Ownership Interests"). All of the outstanding Ownership Interests of the Sellers are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.

          (b) All of the outstanding Ownership Interests of the Sellers are owned beneficially and of record by the respective owners thereof identified on
Schedule 4.2(a), free and clear of all Liens.

          (c) Schedule 4.2(c)(i) sets forth the name, form of organization, jurisdiction of organization and percentage ownership of any Person in which the Sellers directly or indirectly own any equity or other ownership interest (an "Other Entity"). Except as set forth on Schedule 4.2(c)(ii), the Sellers have no Subsidiaries. All outstanding shares of capital stock, partnership interests and other ownership interests of each Other Entity are owned beneficially and of record by the Sellers free and clear of any Liens, preemptive rights and similar rights. Except as set forth on Schedule 4.2(c)(iii), there are no outstanding options, warrants, calls, rights or commitments, or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of capital stock of or other debt or equity interest in such Other Entity, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of or other debt or equity interest in any such Other Entity. Except for the Other Entities, the Sellers do not own any equity or other ownership interests in any other Person.

     Section 4.3  Capitalization.     As of the date hereof, SVM holds 665,421
                  --------------
shares of Series B Preferred Stock of IHC. To the Knowledge of Sellers, the authorized capital stock of IHC consists of:

          (a) 6,000,000 shares of common stock, of which:

               (i) 1,803,820 shares are issued and outstanding;

               (ii) 621,302 shares are reserved for issuance upon conversion of IHC's Series A Preferred Shares;

               (iii) 665,421 shares are reserved for issuance upon conversion of IHC's Series B Preferred Shares;

               (iv) 1,338,750 shares (the "Option Shares") are reserved for issuance pursuant to IHC's 1994 Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan; and

               (v) 1,110,560 shares shall are reserved for issuance upon the exercise of the certain warrants.

          (b) 1,286,723 shares of Preferred Stock, of which:

               (i) 621,302 shares are designated Series A Preferred Stock, 591,716 of which are issued and outstanding; and

               (ii) 665,421 shares are designated Series B Preferred Stock, all of which are issued and outstanding.

To the Knowledge of Sellers, all of the issued and outstanding shares of capital stock of IHC and PSI held by the Sellers have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws. Except as set forth herein or on
Schedule 4.3 or as contemplated by this Agreement and to the Knowledge of Sellers, (x) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of IHC is authorized or outstanding, (y) IHC does not have any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of IHC, and (z) IHC does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     Section 4.4  Organization.  Each of the Sellers that is a partnership
                  ------------
(a) is a duly organized and validly existing partnership under the laws of the State of Nevada, and (b) has full power and authority to own all of its properties and assets, including the Assets, and to carry on its business as it is now being conducted. PVS is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia. ESI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of PVS and ESI has the corporate power and authority to own, lease and operate its respective properties and assets, including the Assets, and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership, lease or operation of its property or the conduct of its business requires such qualification, except jurisdictions in which the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect. The Sellers have delivered to Purchaser a complete and correct copy of the partnership agreements or other organizational documents of each of the Sellers, each as amended to date. Such organizational documents are in full force and effect and the Sellers are not in material violation of any provision of such organizational documents. None of the Persons listed on Schedule 4.4 hereto owns any assets of or related to the Business, other than Excluded Assets.

     Section 4.5  No Conflict.  Except as set forth in Schedule 4.5, neither
                  -----------
the execution, delivery or performance of this Agreement or the other documents and instruments to be executed and delivered by the Sellers pursuant hereto, nor the consummation by the Sellers of the transactions contemplated hereby or thereby, nor compliance by the Sellers with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of any of the partnership agreements or similar organizational documents of the Sellers, (b) constitute a change in control under or require the consent from or the giving of notice to a third party, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Lien upon or affecting any of the Assets pursuant to, any of the terms, conditions or provisions of any contractual obligation of the Sellers,
(c) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to the Sellers or to which any of their properties or assets (including the Assets) may be bound, or (d) result in triggering of any right of first refusal or other right under any partnership or joint venture agreement to which the Sellers are a party, except in the case of clauses (b), (c) or (d) for such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 4.6  Governmental Consents.  Except (a) under the HSR Act, (b)
                  ---------------------
with respect to the business of reselling long distance telecommunications services, the consent of the FCC and the public service commissions of the various states and (c) with respect to licenses to operate satellite earth stations, the consent of the FCC, no consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Sellers.

     Section 4.7  Balance Sheet Information.
                  -------------------------

          (a) Sellers have delivered to Purchaser a copy of the audited balance sheet of Sellers (the "Audited Balance Sheet") as of December 31, 1997 (the "Audited Balance Sheet Date"), together with the notes thereto, accompanied by the reports thereon of Deloitte & Touche LLP, independent public accountants. The Audited Balance Sheet, together with the notes thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the year covered thereby (except to the extent disclosed therein or required by changes in GAAP), and presents accurately (x) the information purported to be presented therein and (y) the financial position of Sellers as of the Audited Balance Sheet Date and for the year then ended. Reserves are reflected on the Audited Balance Sheet against assets in amounts that have been established on a basis consistent with past practice and in accordance with GAAP. There have been no changes in reserves of the Sellers since the Audited Balance Sheet Date other than changes in such reserves consistent with past practice in such amounts as would not in the aggregate have a Material Adverse Effect.

          (b) Sellers have delivered to Purchaser a copy of the unaudited balance sheet of Sellers as of December 31, 1998 (the "Interim Balance Sheet"). The Interim Balance Sheet was prepared in accordance with GAAP applied on a consistent basis throughout the year covered thereby (except to the extent disclosed therein or required by changes in GAAP), and presents accurately (x) the information purported to be presented therein and (y) the financial position of Sellers as of December 31, 1998 and for the year then ended. Reserves are reflected on the Interim Balance Sheet against assets in amounts that have been established on a basis consistent with past practice and in accordance with GAAP. There have been no changes in reserves of the Sellers since December 31, 1998 other than changes in such reserves consistent with past practice in such amounts as would not in the aggregate have a Material Adverse Effect.

          (c) Except as disclosed in Schedule 4.7(c), there are no Liabilities that are not reflected or reserved against in the Interim Balance Sheet other than such Liabilities as (i) were incurred in the ordinary course of business in a manner consistent with past practice since December 31, 1998, or (ii) would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP, applied in a manner consistent with past practice, in the preparation of the Interim Balance Sheet.

     Section 4.8  Absence of Certain Changes or Events.  Except as set forth
                  ------------------------------------
on Schedule 4.8, since September 30, 1998, (a) the Sellers have conducted their business only in the ordinary course and consistent with past practice, (b) there has not been any development or event that has or could reasonably be expected to have, individually or in the aggregate with any other development or event, a Material Adverse Effect and (c) except as contemplated in this Agreement, none of the Sellers has:

               (i) adopted any amendment to its partnership agreement or similar organization documents other than such amendments which have been previously provided to Purchaser;

               (ii) (A) sold, leased, transferred or disposed of any assets or rights, other than assets or rights that individually or in the aggregate would not be material, in either case, in the ordinary course of business consistent with past practice, (B) incurred any Lien thereupon, except for Liens incurred in the ordinary course of business consistent with past practice which Liens would not in the aggregate be material, (C) acquired or leased any assets or rights other than assets or rights that individually or in the aggregate would not be material in the ordinary course of business consistent with past practice, or (D) entered into any commitment or transaction with respect to (A), (B) or (C) above;

               (iii)  (A) incurred, assumed or refinanced any Indebtedness or
     (B) made any loans, advances or capital contributions to, or investments in, any Person;

               (iv) paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (A) Indebtedness as it matures and become due and payable or (B) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

               (v) (A) changed any of the accounting or tax principles, practices or methods used by the Sellers, except as required by changes in applicable Tax Laws, or (B) changed reserve amounts or policies;

               (vi) made any change in the compensation payable or to become payable to any of its officers, employees, agents, consultants or Persons acting in a similar capacity (other than general increases in wages to employees who are not officers or Persons acting in a similar capacity or Affiliates in the ordinary course consistent with past practice), or to Persons providing management services, entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan or made any loans to any of its Affiliates, officers, employees, agents or consultants or Persons acting in a similar capacity or made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

               (vii) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any Affiliate, officer, employee or Person acting in a similar capacity; or paid or agreed to pay or made any accrual or arrangement for payment to any Affiliate, officers, employees or Persons acting in a similar capacity of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice; grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Affiliate, officer, employee, agent or consultant or Person acting in a similar capacity, whether past or present; or amend in any material respect any such existing plan, agreement or arrangement in a manner consistent with the foregoing;

               (viii)  entered into any collective bargaining agreement;

               (ix) made any payments (other than regular compensation payable to officers and employees or Persons acting in a similar capacity of such Seller in the ordinary course consistent with past practice), loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, such Seller's Affiliates, officers, employees, agents, consultants or Persons acting in a similar capacity, stockholders of their Affiliates, associates or family members;

               (x) made or authorized any capital expenditures, except in the ordinary course consistent with past practice not in excess of $10,000 individually or $25,000 in the aggregate;

               (xi) incurred any Taxes, except in the ordinary course of business consistent with past practice;

               (xii) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

               (xiii) failed to duly and timely file any Tax Return with the appropriate Governmental Authorities required to be filed by it in a true and complete and correct form or to timely pay all Taxes shown to be due thereon;

               (xiv) (A) entered into, amended, renewed or permitted the automatic renewal of, terminated or waived any right under, any Material Contract, or, except in the ordinary course of business consistent with past practice, any other agreement, or (B) took any action or failed to take any action that, with or without either notice or lapse of time, would constitute a default under any Material Contract;

               (xv) (A) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (B) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

               (xvi) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any material policy of insurance;

               (xvii) disposed of or permitted to lapse any material Intellectual Property;

               (xviii) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law, any existing agreements set forth on
     Schedule 4.14 or as may be reasonably necessary to secure or protect intellectual or other property rights of such Seller, provided any confidential information regarding the Business to any Person other than Purchaser;

               (xix) waived, or agreed to waive, any right of material value to the Assets; or

               (xx) materially changed, or agreed to materially change, any of the Sellers' business policies or practices relating to or affecting the Assets including, without limitation, production, advertising, marketing, pricing, purchasing, accounting, sales, returns, budget or product acquisition policies or practices.

     Section 4.9  Property; Assets.
                  ----------------

          (a) Except as set forth on Schedule 4.9(a), the Sellers own, or otherwise have a valid leasehold interest or licenses providing sufficient and legally enforceable rights to use, all of the property and assets necessary or otherwise material to the conduct of the Business. The Sellers have good and marketable (other than with respect to personal property) title to all assets reflected on the Interim Balance Sheet or acquired since the date of the Interim Balance Sheet, free and clear of all Liens, other than immaterial assets disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice. As of the Closing Date, the Sellers shall have good and marketable (other than with respect to personal property) title to all assets reflected on the Closing Balance Sheet or acquired since the date of the Closing Balance Sheet, free and clear of all Liens, other than immaterial assets disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice. Such assets are generally in good operating condition and repair (ordinary wear and tear excepted), have been reasonably maintained consistent with standards generally followed in the industry, are suitable for their present uses and, in the case of owned structures, are structurally sound.

          (b) Schedule 4.9(b) contains a list of all real property owned or leased by the Sellers (the "Real Property"), indicating whether such property is owned or leased. The current use of the Real Property by the Sellers does not violate the certificate of occupancy thereof or any local zoning or similar land use or other Laws and none of the structures on the Real Property encroaches upon real property of another Person, and no structure of any other Person encroaches upon any Real Property. The Sellers have not received notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Real Property. Each parcel of Real Property abuts on or has direct vehicular access to a public road.

          (c) Schedules 2.1(a)(i), 2.1(a)(ii), 2.1(a)(iv) and 2.1(a)(xii) set
forth as of December 31, 1998, a complete and accurate list of all furniture, equipment, automobiles and all other tangible personal property owned by, in the possession of, or used by the Sellers in connection with their Business which have a book value in excess of $5,000 per item. Such personal property is not held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement or subject to any liens or encumbrances, or is located other than in the possession of the Sellers.

          (d) All receivables of the Sellers reflected on the Interim Balance Sheet or created after the Balance Sheet Date arose from valid transactions in the ordinary course of business. All receivables of the Sellers which shall have been reflected on the Closing Balance Sheet or created after the Balance Sheet Date shall have arisen from valid transactions in the ordinary course of business.

          (e) Except as set forth on Schedule 4.9(e), by completing the transactions contemplated herein Purchaser will obtain at Closing all such assets, tangible or intangible and contractual, license and leasehold rights necessary for Purchaser (i) to operate the Business as operated on the date hereof, and (ii) to utilize the Assets and contractual, license and leasehold rights in the same manner as they were used on the date of this Agreement. With the exception of those assets used in the Business pursuant to license and leasehold rights in favor of the Sellers, as of the date hereof all of the assets used in the Businesses are owned by the Sellers and none are owned by any other party.

          (f) The Assets as identified on Schedule 2.1(a) include (i) all machinery or equipment, including without limitation, computer hardware, with an original market value in excess of $25,000 used to conduct the Business (the "Equipment"), together with the date of acquisition of each piece of Equipment and the location of each piece of Equipment and (ii) all material software and computer programs used in the Business, including any Computer Programs not wholly owned by the Sellers ("Third Party Software") imbedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters, operation systems and procedures (including developmental methodology), designs, design revisions, related application software in any language, concepts, ideas, processes, techniques, software design and test tools, Third Party Software interfaces, methods of implementation and packaging, all associated know-how and show-how and all related programmer and user manuals, which are used by the Sellers to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon design and develop software and computer programs.

          (g) Schedule 4.9(g) contains a true and correct list of all securities of PSI held by Speer Communications (the "PSI Notes"). Speer Communications owns the PSI Notes free and clear of all Liens.

Section 4.10    Litigation and Claims; Compliance with Laws.
                -------------------------------------------

          (a) Schedule 4.10(a)(i) sets forth all Litigation as of the date hereof, including the name of the claimant, the date of the alleged act or omission, a detailed narrative as to the nature of the alleged act or omission, the date the matter was referred to an insurance carrier of the Sellers (if referred), the estimated amount of exposure, the amount the Sellers have reserved, or the amount of the Sellers' claim and estimated expenses of the Sellers in connection with such matters. Except as set forth in Schedule 4.10(a)(ii), there is no Litigation which is not fully covered by the insurance policies referenced in Section 4.12. Neither the Sellers, nor the Assets, are subject to any order, consent decree, settlement or similar agreement with any Governmental Authority. There is no judgment, injunction, decree, order or other determination of an arbitrator or Governmental Authority specifically applicable to the Sellers or any of their properties or assets. There is no Litigation relating to alleged unlawful discrimination or sexual harassment. As of the date hereof, there is no Litigation which seeks to prevent consummation of the transactions contemplated hereby or which seeks material damages in connection with the transactions contemplated hereby.

          (b) Except as set forth in Schedule 4.10(b), the Sellers have complied and are in compliance with all Laws applicable to the Sellers and the Business except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.10(b), the Sellers hold all material licenses, permits and other authorizations of Governmental Authorities necessary to conduct their business as now being conducted or, under currently applicable Laws, to continue to conduct their business as now being conducted. Except as set forth in Schedule 4.10(b), to the Knowledge of the Sellers, there is no intent on the part of the Sellers to make any changes in the conduct of the Business that will result in or cause the Sellers to be in noncompliance with applicable Laws or that will require changes in or a loss of any such licenses, permits or other authorizations or an increase in any expenses related thereto except where such noncompliance, change, loss or increase would not reasonably be expected to have a Material Adverse Effect. Such licenses, permits and other authorizations as aforesaid held by the Sellers are valid and in full force and effect, and there are no (a) Actions pending, or to the Knowledge of the Sellers, threatened or (b) Investigations to the Knowledge of the Sellers pending or threatened that could result in the termination, impairment or nonrenewal thereof.

     Section 4.11 Taxes.  The Sellers have timely filed or caused to be filed
                  ------
with the appropriate federal, state and local Governmental Authority all Tax Returns required to be filed and each such Tax Return is true, complete and correct in all material respects. All Taxes shown to be due on such Tax Returns, all Taxes arising from or attributable to the Assets required to be paid, and all Taxes arising from or attributable to the Assets required to be withheld by or with respect to the Sellers have been timely paid or, if applicable, withheld and paid to the appropriate Governmental Authority. There are no deficiencies or assessment of Taxes from any taxing authority with respect to or attributable to the Assets in such amounts as would in the aggregate have a Material Adverse Effect. There are no ongoing audits or examinations of any of the Tax Returns relating to or attributable to the Assets. The Sellers have not granted any requests, agreements, consents or waiver to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to or attributable to the Assets, and the Sellers are not aware of any material issue with respect to or attributable to the Assets that could be raised by any Governmental Authority.

     Section 4.12  Insurance.  Schedule 4.12 sets forth a complete and
                   ---------
accurate list as of the date hereof of all primary, excess and umbrella policies, bonds and other forms of insurance owned or held by or on behalf of or providing insurance coverage to the Sellers and their business, properties and Assets (or their officers, salespersons, agents or employees or Persons acting in a similar capacity) and the extent, if any, to which the limits of liability under such policies have been exhausted. Each of the Sellers has in effect, and since commencement of their operations, has maintained in effect, motor vehicle and comprehensive general liability insurance and workers' compensation insurance covering the Business and fire and extended coverage insurance with respect to the properties and assets of the Sellers. True and complete copies of such policies have been previously provided to Purchaser. All such policies are in full force and effect and all such policies in such amounts will be outstanding and in full force and effect without interruption until the Closing. The Sellers have not received notice of default under any such policy, nor have they received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Schedule 4.12 sets forth a complete and accurate summary of all of the self-insurance coverage provided by the Sellers. Except as set forth on Schedule 4.12, no letters of credit have been posted and no cash has been restricted to support any reserves for insurance on the Interim Balance Sheet. No letters of credit shall have been posted and no cash shall have been restricted to support any reserves for insurance on the Closing Balance Sheet.

     Section 4.13  Environmental Matters.
                   ---------------------

          (a) The Sellers have been and are in compliance with and have no liability under the Environmental Laws (which compliance includes the possession by the Sellers of all Environmental Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for such non-compliance and liability which could not reasonably be expected to have a Material Adverse Effect. The Sellers have not received any communication from any Person or Governmental Authority alleging that the Sellers are not in such compliance, and there are no past or present (or, to the Knowledge of Sellers, anticipated) actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future. All Environmental Permits maintained by Sellers are identified on
Schedule 4.13(a). The execution and delivery by the Sellers of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, or result in the violation of, or default (with or without notice or lapse of time, or both) under, any provision of, or result in the termination or acceleration of, or give rise to a right of termination or acceleration of or the loss of any benefit under, any material Environmental Permit applicable to the Sellers or any of the Assets, other than those violations, defaults, terminations, accelerations or rights which would not individually or in the aggregate have a Material Adverse Effect.

          (b) No transfers of Environmental Permits, no additional Environmental Permits, and no notifications to, filings with or approval of any Governmental Authority, will be required to permit the conduct of the business of the Sellers in compliance with all applicable Environmental Laws immediately following the Closing Date as conducted by the Sellers immediately prior to the Closing Date.

          (c) There are no Environmental Claims (other than investigations) pending or, to the Knowledge of the Sellers, threatened against the Sellers or against any Person or entity whose liability for any Environmental Claim the Sellers have or may have retained or assumed either contractually or by operation of law. To the Knowledge of the Sellers, there are no Environmental Claims (including investigations) pending or threatened against the Sellers or against any Person or entity whose liability for any Environmental Claim the Sellers have or may have retained or assumed either contractually or by operation of law.

          (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Materials, which could reasonably be expected to form the basis of any Environmental Claim against the Sellers, or to the Knowledge of the Sellers, against any Person or entity whose liability for any Environmental Claim the Sellers have or may have retained or assumed either contractually or by operation of law.

          (e) The Sellers have not, and to the Knowledge of the Sellers no other Person has, placed, stored, deposited, discharged, buried, dumped, generated or disposed or caused the Release of (collectively, "Managed") any Hazardous Materials at, on, beneath or adjacent to any Real Property or other property formerly owned, operated or leased by the Sellers or any predecessor of the Sellers, except for such Hazardous Materials Managed in the ordinary course of business of the Sellers (which Hazardous Materials, if any, were and are Managed in accordance with applicable Environmental Laws).

          (f) The Sellers have delivered true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by or for the Sellers pertaining to Hazardous Materials in, on, beneath or adjacent to any Real Property and any other properties formerly owned, operated or leased by the Sellers or any predecessor of the Sellers or regarding the Sellers' or any predecessor of the Sellers' compliance with applicable

Environmental Laws or regarding a Cleanup, an Environmental Claim or an Environmental Liability. A list of all such documents is set forth on Schedule 4.13(f).

          (g) Without in any way limiting the generality of the foregoing, no properties owned, operated or leased by the Sellers or any predecessor of the Sellers contain any underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, polychlorinated bi-phenyls, asbestos or asbestos-containing materials, wetlands, filled in land, landfills, underground injection wells, radioactive materials, or septic tanks, or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged, stored, treated or disposed of.

          (h) No Real Property, and no property to which Hazardous Materials originating on or from such properties or the Assets has been sent for treatment, storage, or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws. All locations at which the Sellers have themselves disposed of any Hazardous Substances, or of which the Sellers have written notice of the disposal of any Hazardous Substances by any third party on the Sellers' behalf are listed in Schedule 4.13(h).

     Section 4.14  Material Contracts.
                   ------------------

          (a) Schedule 2.1(a)(ii) lists (without duplication) each of the following contracts and other agreements (or, in the case of oral contracts, summaries thereof) to which the Sellers are a party or by or to which the Sellers or any of their assets or properties is bound or subject (such contracts and agreements being "Material Contracts"):

               (i) any advertising, market research and other marketing agreements that require a payment of in excess of $10,000 per year;

               (ii) any employment, severance, non-competition, consulting or other agreements of any nature with any current or former stockholder, partner, officer or employee of the Sellers or any Affiliate of any of such Persons;

               (iii) any agreements relating to the making of any loan or advance by the Sellers that require a payment of in excess of $10,000 per year or concern assets valued in excess of $10,000;

               (iv) any agreements providing for the indemnification by the Sellers of any Person that require a payment of in excess of $10,000 per year or concern assets valued in excess of $10,000;

               (v) any agreements with any Governmental Authority except those entered into in the ordinary course of business which are not material to the Sellers;

               (vi) all customer and supplier contracts and any other contracts, agreements and other arrangements for the sale of assets or for the furnishing of services, goods or products by the Sellers (A) with firm commitments having a value in excess of $25,000 or (B) having a term which is greater than six months and which is not terminable by the Sellers on less than 90 days' notice without the payment of any termination fee or similar payment;

               (vii) any broker, distributor, dealer, representative or agency agreements that require a payment of or generate revenues in excess of $10,000 per year or concern assets valued in excess of $10,000;

               (viii) any agreements (including settlement agreements) currently in effect pursuant to which the Sellers license the right to use any Intellectual Property to any Person or from any Person, and research and development agreements;

               (ix) any confidentiality agreements entered into by the Sellers during the period commencing three years prior to the date hereof pursuant to which confidential information has been provided to a third party or by which the Sellers were restricted from providing information to third parties, other than those entered into the ordinary course of business relating to the Sellers' operations;

               (x) any voting trust or similar agreements relating to any of the Ownership Interests to which any Seller is a party;

               (xi) any leases of Real Property that require a payment of or generate revenues in excess of $10,000 per year or concern assets valued in excess of $10,000;

               (xii) any joint venture, partnership or similar documents or agreements;

               (xiii) any agreements that limit or purport to limit the ability of the Sellers to own, operate, sell, transfer, pledge or otherwise dispose of any assets valued in excess of $10,000; and

               (xiv) all other agreements, contracts or commitments not made in the ordinary course of business which are material to the Sellers.

          (b) Each Material Contract is legal, valid and binding on and enforceable against the Sellers, and, to the Knowledge of the Sellers, the other parties thereto, and is in full force and effect. Upon consummation of the transactions contemplated by this Agreement, each Material Contract shall remain in full force and effect without any loss of benefits thereunder and without the need to obtain the consent of any party thereto to the transactions contemplated by this Agreement, other than those contracts and agreements specified on
Schedule 7.8 and notice to, and consent of, landlords under certain leases of Real Property. The Sellers are not (and with the giving of notice or lapse of time would not be) in material breach of, or material default under, any Material Contract and, to the Knowledge of the Sellers, no other party thereto is in material breach of, or material default under, any Material Contract. The Sellers have not received any written notice that any Material Contract is not enforceable against any party thereto, that any Material Contract has been terminated before the expiration of its term or that any party to a Material Contract intends to terminate such Material Contract prior to the termination date specified therein, or that any other party is in breach of, or default under, any Material Contract. True and complete copies of all Material Contracts or, in the case of oral agreements, if any, written summaries thereof have been delivered to Purchaser.

     Section 4.15  Intellectual Property.
                   ---------------------

          (a) The Sellers are the sole and exclusive owner of, or have the valid right to use the Intellectual Property free and clear of all Liens. Schedule 2.1(a)(i) sets forth a complete and accurate list (including which the Sellers are the owner or licensee thereof) of all (i) patents and patent applications,
(ii) trademark or service mark registrations and applications, (iii) copyright registrations and applications, and (iv) material unregistered copyrights, service marks, trademarks and trade names, each as owned or licensed by the Sellers. The Sellers currently are listed in the records of the appropriate United States or state agency as the sole owner of record for each owned application and registration listed on Schedule 2.1(a)(i).

          (b) The Intellectual Property registrations listed on Schedule 2.1(a)(i) are valid and subsisting, in full force and effect in all material respects, and have not been canceled, expired or abandoned. Except as set forth on Schedule 4.15(b), there is no pending, existing, or to the Knowledge of the Sellers, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against the Intellectual Property registrations listed on
Schedule 2.1(a)(i). To the Knowledge of the Sellers, there is no pending, existing or threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against any of the Intellectual Property.

          (c) Schedule 2.1(a)(i) lists all of the Computer Programs other than off-the-shelf applications which are owned, licensed, leased or otherwise used by the Sellers in connection with the operation of its businesses as currently conducted, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Each Computer Program listed on Schedule 2.1(a)(i) is either (i) owned by the Sellers, (ii) currently in the public domain or otherwise available to Sellers without the license, lease or consent of any third party, or (iii) used under rights granted to Sellers pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is identified on Schedule 2.1(a)(i). The Sellers use the Computer Programs set forth on Schedule 2.1(a)(i) in connection with the operation of their business as conducted on the date hereof and such use does not to the Knowledge of the Sellers violate the rights of any third party. Except for Third Party Software, all Computer Programs set forth in Schedule 2.1(a)(i) were either developed by (x) employees of the Sellers within the scope of their employment, (y) third parties as "work-made-for-hire", as that term is defined under Section 101 of the United States copyright laws, pursuant to written agreements or (z) independent contractors who have assigned their rights to the Sellers pursuant to written agreements.

          (d) Schedule 2.1(a)(i) sets forth a complete and accurate list of all material agreements pertaining to the use of or granting any right to use or practice any rights under any

Intellectual Property, whether the Sellers are the licensee or licensor thereunder (the "Licenses") and any written settlements or assignments relating to any Intellectual Property. The Licenses are valid and binding obligations of each party thereto, enforceable against each such party in accordance with their terms, and there are no breaches or defaults by Sellers under any Licenses.

          (e) To the Knowledge of the Sellers, no trade secret or confidential know-how material to the business of the Sellers as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Sellers' proprietary interests in and to such trade secrets and confidential know-how.

          (f) To the Knowledge of the Sellers, the conduct of the Business does not infringe upon any intellectual property right owned or controlled by any third party and no third party is infringing upon any Intellectual Property owned by the Sellers and no such claims have been made against a third party by the Sellers. Except as set forth on Schedule 4.15(b), there are no claims or suits pending or, to the Knowledge of the Sellers, threatened, and the Sellers have not received any written notice of a third party claim or suit (x) alleging that the Sellers' activities or the conduct of their businesses infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or (y) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          (g) There are no settlements, consents, judgments or orders or other agreements which restrict the rights of the Sellers to use any Intellectual Property, or other agreements which restrict the Sellers' rights to use any Intellectual Property owned by the Sellers.

          (h) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Purchaser or its successors to own or use any of the Intellectual Property currently owned or used by the Sellers nor will it require the consent of any Governmental Authority or third party in respect of any such Intellectual Property and no present or former employee, or officer of the Sellers have any right, title, or interest, directly or indirectly, in whole or in part, in any Intellectual Property.

     Section 4.16  Employee Benefits; ERISA.  Except as set forth on Schedule
                   ------------------------
4.16, none of the Sellers nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Sellers would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA sponsors or contributes to, have ever sponsored or contributed to, or have been required to contribute to, any "employee benefit plan," as defined by Section 3(3) of ERISA, or any other plan, program or arrangement, including without limitation any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, for the benefit of, relating to or with any employee of any Person.

     Section 4.17 Labor Matters.  Except as set forth on Schedule 4.17, (i)
                  --------------
there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of the Sellers, threatened against or affecting the Sellers and during the past five years there has not been any such action, (ii) the Sellers are not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Sellers, (iii) none of the employees of the Sellers is represented by any labor organization and the Sellers have no Knowledge of any union organizing activities among the employees of the Sellers within the past five years, nor does any question concerning representation exist concerning such employees,
(iv) there are no written personnel policies, rules or procedures applicable to employees of the Sellers, other than those set forth on Schedule 4.17, true and correct copies of which have been delivered to Purchaser at least ten days prior to the Closing Date, (v) the Sellers are, and have at all times been, in compliance, in all material respects, with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Laws, (vi) there is no unfair labor practice charge or complaint against the Sellers pending or, to the Knowledge of the Sellers, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) to the Knowledge of the Sellers, no charges with respect to or relating to the Sellers are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) the Sellers have not received a notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Sellers and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the Knowledge of the Sellers, threatened in any forum by or on behalf of any present or former employee of the Sellers, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

     Section 4.18 Records.
                  -------

          (a) The record books of the Sellers contain complete and accurate records of all actions taken by the partners, the management committee (or similar governing body) of the Sellers. Complete and accurate copies of all such minute books have been made available by the Sellers to Purchaser. All officers of the Sellers have been properly elected.

          (b) The accounting books and records of the Sellers are complete and correct, have been maintained in accordance with applicable Laws and good business practices and accurately reflect the basis for the financial condition and results of operations of the Sellers set forth in the consolidated financial statements of the Sellers.

     Section 4.19  Affiliate Transactions.  Schedule 4.19 lists all
                   ----------------------
agreements, arrangements and currently proposed agreements and arrangements, by or between the Sellers, on the one hand, with or for the benefit of any current or former shareholder, partner, officer or other Affiliate of the Sellers or any of such Person's Affiliates, or any entity in which any such Person has a direct or indirect material interest. Schedule 4.19 lists all payments of any kind in excess of $25,000 since June 30, 1998 from the Sellers to or for the benefit of any current or former partner, officer or other Affiliate of the Sellers or any of such Persons' Affiliates, or any entity in which any such

Person has a direct or indirect material equity interest. All outstanding debts and other obligations of the Sellers to any of its respective partners or owners were incurred in return for fair and adequate consideration paid or delivered by them in cash or other property. All debts of the Sellers' officers, partners or the respective Affiliates of the Sellers to the Sellers (excluding obligations of MOR Music TV, Inc. written off as uncollectible) are reflected on the Interim Balance Sheet. All debts of the Sellers' officers, partners or the respective Affiliates of the Sellers to the Sellers (excluding obligations of MOR Music TV, Inc. written off as uncollectible) shall have been reflected on the Closing Balance Sheet.

     Section 4.20  Brokers, Finders, Etc.  The Sellers have not employed and
                   ---------------------
are not subject to the valid claim of, nor has any Seller incurred any Liability that would be payable by the Sellers, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

     Section 4.21  Questionable Payments.  Neither the Sellers nor any
                   ---------------------
officer (or Person of similar capacity) thereof used any funds of the Sellers for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payments to government officials or employees from corporate funds, established or maintained any unlawful or unrecorded fund or corporate moneys or other assets; made any false or fictitious entries on the books or records of any such corporations, made any bribe, payoff, kickback or other unlawful payment.

     Section 4.22  Competing Business.  The Sellers have no direct or
                   ------------------
indirect interest of any nature whatever in any Person which conducts or has any arrangement or agreement with any Person to conduct on its behalf the business of providing advanced digital production, post-production and transmission facility and digital media storage and distribution services.

     Section 4.23  Compliance With Bulk Sales Act; Uniform Commercial Code.
                   -------------------------------------------------------
The Sellers are not, on the effective date of Closing, indebted to or a debtor of any Person except for the Assumed Liabilities (excluding obligations owed to other Sellers or their Affiliates). There are not, and will not be, any creditors who can object to the transfer of the assets under any applicable Bulk Sales Act or the Uniform Commercial Code, or statutes of similar import, if applicable.

     Section 4.24  Other Information.  No representation or warranty of the
                   -----------------
Sellers in this Agreement, nor any statement, certificate or other document furnished or to be furnished by the Sellers to Purchaser pursuant to this Agreement, nor the Exhibits and Schedules hereto, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser acknowledges certain general risks inherent to acquiring and investing in the Assets and the Business and has reviewed the risk factors described by the Sellers as set forth on Schedule 4.24. The F.A.S. Note referenced in Schedule 2.1(a)(ii) has been excluded from all financial statements previously furnished to Purchaser by the Sellers.

     Section 4.25  Customer and Supplier Relationships; Warranty Claims.
                   ----------------------------------------------------
Except as set forth in Schedule 4.25, the Sellers have not received any notice that any customer or supplier intends to discontinue or alter the prices or terms of, or substantially diminish its relationship with the Sellers. Other than as set forth in Schedule 4.25, there are no outstanding warranty claims against the Sellers by any of their customers with respect to products sold or services rendered by the Sellers.

     Section 4.26  Termination of the Speer/PSI Agreements.     Prior to the
                   ---------------------------------------
execution of this Agreement the Sellers and RMS have terminated each of the Speer/PSI Agreements and none of the Sellers or RMS have any further obligations, nor does PSI have any rights, thereunder relating to the Assets.

     Section 4.27  Year 2000 Program.     Except as set forth in Schedule 4.27:
                   -----------------

          (a) To the Knowledge of the Sellers, all devices, systems, machinery, information technology, computer software and hardware and other date sensitive technology (collectively, the "Systems") necessary for the Sellers to carry on the Business are Year 2000 Compliant to the extent necessary to ensure no material disruption of the operations of Purchaser. As used herein, "Year 2000 Compliant" means that the Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date or date sensitive data, specifically including any error relating to, or the product of, date data which represents or references difference centuries or more than one century.

          (b) The Sellers have undertaken an adequately detailed inventory, review and assessment of all areas within its business operations that could be adversely affected by the failure of the Sellers to be Year 2000 Compliant on a timely basis, developed an adequately detailed plan and timeline for becoming Year 2000 Compliant on a timely basis and to date, implemented the plan in accordance with that timetable in all material respects.

          (c) The Sellers have made written inquiry of each of their key suppliers, vendors and customers, and have obtained in writing confirmation from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, the Sellers reasonably believe that all such persons will be or will become so compliant.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF RMS

     RMS represents and warrants to Purchaser as follows:

     Section 5.1 Authorization and Validity  .  RMS has full partnership power
                 --------------------------
and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by RMS pursuant hereto (to the extent that such Person is a party hereto or thereto) and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by RMS of this Agreement and the other documents and instruments to be executed and delivered by RMS pursuant hereto, and the consummation by RMS of the transactions contemplated hereby and thereby, have been duly and validly authorized by the management committee or similar governing body of RMS and no other partnership act or proceeding on the part of RMS is necessary to authorize the execution and delivery by RMS of this Agreement or the other documents or instruments to be executed and delivered by RMS pursuant hereto, or the consummation by RMS of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by RMS pursuant hereto (to the extent that RMS is a party hereto or thereto) have been duly and validly executed and delivered by RMS (to the extent that RMS is a party hereto or thereto) and, assuming this Agreement and the other documents and instruments to be executed and delivered by RMS pursuant hereto (to the extent that RMS is a party hereto or thereto) are the valid and binding obligations of such other Persons a party hereto or thereto, constitutes a valid and binding obligation of RMS (to the extent that RMS is a party hereto or thereto) enforceable against RMS (to the extent that RMS is a party hereto or thereto) in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.2 Equity; Good Title.
                 ------------------

          (a) Schedule 5.2(a) sets forth, as of the date hereof, the names of the holders of partnership interests in RMS and the percentage and nature of ownership of such holder therein (such partnership interests are referred to collectively as the "RMS Ownership Interests").

          (b) All of the outstanding RMS Ownership Interests are owned beneficially and of record by the respective owners thereof identified on
Schedule 5.2(a), free and clear of all Liens.

     Section 5.3 Organization.  RMS is duly organized and validly existing
                 ------------
partnership under the laws of the State of Nevada, and has full power and authority to own all of its properties and assets, including the Owned Real Estate, and to carry on its business as it is now being conducted. RMS has delivered to Purchaser a complete and correct copy of the partnership agreement as amended to date. Such organizational document is in full force and effect and RMS is not in material violation of any provision of such organizational document.

     Section 5.4 No Conflict.  Except as set forth in Schedule 5.4, neither
                 -----------
the execution, delivery or performance of this Agreement or the other documents and instruments to be executed and delivered by RMS pursuant hereto, nor the consummation by RMS of the transactions contemplated hereby or thereby, nor compliance by RMS with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the partnership agreement of RMS, (b) constitute a change in control under or require the consent from or the giving of notice to a third party, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Lien upon or affecting the Owned Real Property or the PSI Securities, any of the terms, conditions or provisions of any contractual obligation of RMS, (c) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to RMS or to which its properties or assets (including the Owned Real Property) may be bound, or (d) result in triggering of any right of first refusal or other right under any partnership or joint venture agreement to which RMS is a party, except in the case of clauses (b), (c) or (d) for such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.5 Governmental Consents.  Except under the HSR Act and filings
                 ---------------------
with federal and state securities regulators relating to the transfer of the PSI Securities or the IHC Shares and as otherwise set forth on Schedule 5.5, no consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by RMS.

     Section 5.6 Owned Real Property; PSI Securities.
                 -----------------------------------

          (a) Schedule 5.6(a) contains a list of the real property owned by RMS to be transferred to Purchaser at Closing in accordance with the terms hereof (the "Owned Real Property"). Except as set forth on Schedule 5.6(a), the current use of the Owned Real Property by RMS does not violate any local zoning or similar land use or other Laws and none of the structures on the Owned Real Property encroaches upon real property of another Person, and no structure of any other Person encroaches upon any Real Property. RMS has not received notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Owned Real Property. Each parcel of Owned Real Property abuts on or has direct vehicular access to a public road.

          (b) Schedule 5.6(b) contains a true and correct list of all securities of PSI held by RMS (the "PSI Securities" and, together with the PSI Notes, the "PSI Interests"). RMS owns the PSI Securities free and clear of all Liens.

Section 5.7    Litigation and Claims; Compliance with Laws.
               -------------------------------------------

          (a) Schedule 5.7(a)(i) sets forth all Litigation with respect to the Owned Real Property or RMS' ownership in the PSI Securities as of the date hereof, including the name of the claimant, the date of the alleged act or omission, a detailed narrative as to the nature of the alleged act or omission, the date the matter was referred to an insurance carrier of RMS (if referred), the estimated amount of exposure, the amount RMS has reserved, or the amount of RMS' claim and estimated expenses of RMS in connection with such matters.
Except as set forth in Schedule 5.7(a)(ii), there is no Litigation with respect to the Owned Real Property or RMS' ownership in the PSI Securities which is not fully covered by the insurance policies referenced in Section 5.7(a)(ii). Neither the Owned Real Property nor RMS' ownership in the PSI Securities is subject to any order, consent decree, settlement or similar agreement with any Governmental Authority. There is no judgment, injunction, decree, order or other determination of an arbitrator or Governmental Authority specifically applicable to the Owned Real Property or

RMS' ownership in the PSI Securities. As of the date hereof, there is no Litigation which seeks to prevent consummation of the transactions contemplated hereby or which seeks material damages in connection with the transactions contemplated hereby.

          (b) Except as set forth in Schedule 5.7(b), RMS has complied and is in compliance with all Laws applicable to the Owned Real Property. Except as set forth in Schedule 5.7(b), the Sellers hold all material licenses, permits and other authorizations of Governmental Authorities with respect to its ownership and operations on the Owned Real Property. Except as set forth in Schedule 5.7(b), to the Knowledge of RMS, there is no intent to make any changes in the use or operation of the Owned Real Property that will result in or cause RMS to be in noncompliance with applicable Laws or that will require changes in or a loss of any such licenses, permits or other authorizations or an increase in any expenses related thereto except where such noncompliance, change, loss or increase would not reasonably be expected to have a Material Adverse Effect. Such licenses, permits and other authorizations as aforesaid held by RMS are valid and in full force and effect, and there are no (a) Actions pending, or to the Knowledge of RMS, threatened or (b) Investigations to the Knowledge of the Sellers pending or threatened that could result in the termination, impairment or nonrenewal thereof.

     Section 5.8 Taxes. RMS has timely filed or caused to be filed with the
                 -----
appropriate federal, state and local Governmental Authority all Tax Returns required to be filed with respect to the Owned Real Property and each such Tax Return is true, complete and correct in all material respects. All Taxes shown to be due on such Tax Returns, all Taxes arising from or attributable to the Owned Real Property required to be paid, and all Taxes arising from or attributable to the Owned Real Property required to be withheld by or with respect to RMS have been timely paid or, if applicable, withheld and paid to the appropriate Governmental Authority. There are no deficiencies or assessment of Taxes from any taxing authority with respect to or attributable to the Owned Real Property in such amounts as would in the aggregate have a Material Adverse Effect. There are no ongoing audits or examinations of any of the Tax Returns relating to or attributable to the Owned Real Property. RMS has not granted any requests, agreements, consents or waiver to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to or attributable to the Owned Real Property, and RMS is not aware of any material issue with respect to or attributable to the Owned Real Property that could be raised by any Governmental Authority.

     Section 5.9 Environmental Matters.
                 ---------------------

          (a) RMS has been and is in compliance with and has no liability under the Environmental Laws with respect to the Owned Real Property (which compliance includes the possession by RMS of all Environmental Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for such non-compliance and liability which could not reasonably be expected to have a Material Adverse Effect. With respect to the Owned Real Property, RMS has not received any communication from any Person or Governmental Authority alleging that RMS is not in such compliance, and there are no past or present (or, to the Knowledge of RMS anticipated) actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future. All Environmental Permits maintained by RMS with respect to the Owned Real Property are identified on Schedule Section 5.9(a). The execution and delivery by RMS of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, or result in the violation of, or default (with or without notice or lapse of time, or both) under, any provision of, or result in the termination or acceleration of, or give rise to a right of termination or acceleration of or the loss of any benefit under, any material Environmental Permit applicable to RMS or the Owned Real Property, other than those violations, defaults, terminations, accelerations or rights which would not individually or in the aggregate have a Material Adverse Effect.

          (b) No transfers of Environmental Permits, no additional Environmental Permits, and no notifications to, filings with or approval of any Governmental Authority, will be required to permit the conduct of the business of RMS on the Owned Real Property in compliance with all applicable Environmental Laws immediately following the Closing Date as conducted by RMS immediately prior to the Closing Date.

          (c) There are no Environmental Claims pending or, to the Knowledge of RMS, threatened against RMS with respect to the Owned Real Property or against any Person or entity whose liability for any Environmental Claim with respect to the Owned Real Property RMS has or may have retained or assumed either contractually or by operation of law. To the Knowledge of RMS, there are no Environmental Claims pending or threatened against RMS with respect to the Owned Real Property or against any Person or entity whose liability for any Environmental Claim RMS has or may have retained or assumed either contractually or by operation of law.

          (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Materials with respect to the Owned Real Property which could reasonably be expected to form the basis of any Environmental Claim against RMS, or to the Knowledge of RMS, against any Person or entity whose liability for any Environmental Claim with respect to the Owned Real Property RMS has or may have retained or assumed either contractually or by operation of law.

          (e) RMS has not, and to the Knowledge of RMS no other Person has, Managed any Hazardous Materials at, on, beneath or adjacent to the Owned Real Property, except for such Hazardous Materials Managed in the ordinary course of business of RMS (which Hazardous Materials, if any, were and are Managed in accordance with applicable Environmental Laws).

          (f) RMS has delivered true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by or for RMS pertaining to Hazardous Materials in, on, beneath or adjacent to the Owned Real Property or regarding RMS' or, to the extent in the possession of RMS or its advisors or Affiliates, any predecessor of RMS' compliance with applicable Environmental Laws or regarding a Cleanup, an Environmental Claim or an Environmental Liability with respect to the Owned Real Property. A list of all such documents is set forth on Schedule 5.9(f).

          (g) Without in any way limiting the generality of the foregoing, the Owned Real Property does not contain any underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, polychlorinated bi-phenyls, asbestos or asbestos-containing materials, wetlands, filled in land, landfills, underground injection wells, radioactive materials, or septic tanks, or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged, stored, treated or disposed of.

          (h) The Owned Real Property, and to the Knowledge of RMS the property to which Hazardous Materials originating on or from such Owned Real Property has been sent for treatment, storage or disposal, are not listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or Cleanup under Environmental Laws. All locations at which RMS has themselves disposed of any Hazardous Substances, or of which RMS has written notice of the disposal of any Hazardous Substances by any third party on the Sellers' behalf are listed in
Schedule 5.9(h).

     Section 5.10  Competing Business.  RMS has no direct or indirect
                   ------------------
interest of any nature whatever in any Person other than the Sellers which conducts or has any arrangement or agreement with any Person to conduct on its behalf the business of providing advanced digital production, post-production and transmission facility and digital media storage and distribution services.

     Section 5.11  Other Information.  No representation or warranty of RMS
                   -----------------
in this Agreement, nor any statement, certificate or other document furnished or to be furnished by RMS to Purchaser pursuant to this Agreement, nor Schedules 5.2(a), 5.4, 5.5., 5.6(a), 5.6(b), 5.7(a)(i), 5.7(a)(ii), 5.7(b), 5.9(f) and
5.9(h) hereto, contain any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represent and warrant to the Sellers as follows:

     Section 6.1  Authorization and Validity.  Purchaser has full corporate
                  --------------------------
power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate act or proceeding on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the other documents or instruments to be executed and delivered by Purchaser pursuant hereto, or the consummation by Purchaser of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto have been duly and validly executed and delivered by Purchaser and, assuming this Agreement and the other documents and instruments to be executed and delivered by Purchasers pursuant hereto are the valid and binding obligations of such other Persons a party hereto or thereto, constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.2  Organization.  Purchaser is a corporation organized under
                  ------------
the laws of the State of Colorado. Purchaser is duly organized, validly existing and in good standing and has full power and authority to carry on its business as presently conducted. Purchaser has delivered to the Sellers a complete and correct copy of its articles of incorporation and bylaws, each as amended to date. Such organizational documents are in full force and effect.

     Section 6.3  No Conflict.  Neither the execution, delivery or
                  -----------
performance by Purchaser of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Purchaser, (b) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, result in the loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any material contractual obligation of Purchaser or
(c) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Purchaser or to which any of its properties or assets may be bound, except in such case as would not materially impair or delay Purchaser in the consummation of the transactions contemplated hereby.

     Section 6.4  Governmental Consents.  Except under the HSR Act, no
                  ---------------------
consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Purchaser.

     Section 6.5  Brokers, Finders, Etc.  Purchaser has not employed, and is
                  ---------------------
not subject to the valid claim of, nor has Purchaser incurred any liability that would be payable by Purchaser, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

     Section 6.6  Other Information.  No representations or warranty of
                  -----------------
Purchaser in this Agreement, nor any statement, certificate or other document furnished or to be furnished by

Purchaser to the Sellers pursuant to this Agreement, contains any untrue statements or a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.7  Purchase for Investment.  Any securities to be acquired by
                  -----------------------
Purchaser pursuant to the terms of this Agreement shall be purchased for investment purposes and not with a view toward any resale or distribution thereof. Purchaser acknowledges that the securities to be acquired in accordance herewith have not been registered for the purpose of the transactions contemplated by this Agreement or otherwise under the Securities Act of 1933, as amended, or under any state securities laws. Purchaser will not sell or otherwise distribute all or any portion of the securities acquired hereunder except in compliance with applicable laws relating to the sale or other distribution of securities.

     Section 6.8  Limitation on Representations.  Purchaser acknowledges and
                  -----------------------------
agrees that neither the Sellers nor RMS has made any representation or warranty regarding the business or operations of PSI or IHC and Purchaser is acquiring the PSI Securities (subject, however, to the provisions of Sections 2.2 and 7.18) and the IHC Shares on the basis or its own investigation and evaluation of the risks associated with the ownership of the PSI Securities and the IHC Shares based on information provided to Purchaser by PSI or IHC or which is otherwise publicly available and Purchaser is not relying on any information regarding the business or operations of PSI or IHC provided by the Sellers or RMS other than the representation set forth in Sections 4.3 and 5.6(b) hereof.

                                  ARTICLE VII
                                   COVENANTS

     Section 7.1  Commercially Reasonable Efforts.
                  -------------------------------

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

          (b) In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall use their commercially reasonable efforts to take, or cause to be taken, all such necessary actions.

     Section 7.2  Filings and Consents.  The parties hereto shall use all
                  --------------------
commercially reasonable efforts to obtain and to cooperate in obtaining any consent, approval, authorization or order of, and in making any registration or filing with, any Governmental Authority or other third party required in connection with the execution, delivery or performance of this Agreement and the other documents and instruments to be executed pursuant hereto.

     Section 7.3  Publicity.  So long as this Agreement is in effect, without
                  ---------
the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, none of the parties hereto shall, nor shall any of them permit Affiliates which any of them control to, issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange. A party making any statement or announcement pursuant to the requirements of applicable law or the listing agreement of a national securities exchange shall provide a copy thereof to the other parties hereto to the extent possible prior to issuing such statement or announcement.

     Section 7.4  Notification of Certain Matters.  The Sellers shall give
                  -------------------------------
prompt notice to Purchaser upon becoming aware of, and Purchaser shall give prompt notice to the Sellers upon becoming aware of, (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of the Sellers or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 7.5  Expenses.  Whether or not the transactions contemplated
                  --------
hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

     Section 7.6  Conduct of Business of the Sellers.  The Sellers covenant
                  ----------------------------------
and agree that, except for actions taken to implement this Agreement and the transactions contemplated hereby or as disclosed in Schedules hereto or as consented to by Purchaser, from and after the date of this Agreement and until the Closing Date the Sellers will not take any action or elect to omit to take any action the result of which in either case will be to:

          (a) Issue, grant or make any commitment to grant, any Ownership Interests or other rights relating to the Sellers' Ownership Interests, debt instruments or other securities;

          (b) Redeem, repurchase or otherwise reacquire any Ownership Interests or make any commitment with respect thereto, or declare or pay any distribution to the partners or owners of the Sellers or their Affiliates other than as contemplated by the terms of this Agreement;

          (c) Cause the Sellers to suffer any adverse change that is material in its working capital, financial condition, assets, Liabilities, reserves, business, operations or business relationships with existing suppliers, contractors, licensors or customers;

          (d) Incur any Liabilities except Liabilities (x) incurred in the ordinary course of business and consistent with past practice or (y) in an aggregate amount of no greater than $25,000 (including Liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single Liability);

          (e) Pay, discharge or satisfy any claim or Liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Interim Balance Sheet or the Closing Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (f) Permit or allow any of its properties or assets (real, personal or mixed, tangible or intangible) to become subject to any Lien except in the ordinary course of business consistent with good financial practices;

          (g) Write off as uncollectible any notes or accounts receivable, except for immaterial write-offs in the ordinary course of business and consistent with past practice;

          (h) Cancel any debts or waive any claims or rights that, individually or in the aggregate, would have a Material Adverse Effect;

          (i) Sell, transfer, or otherwise dispose of any of its properties or assets (real, personal or mixed, tangible or intangible), except (i) in the ordinary course of business and consistent with past practice, or (ii) in an aggregate amount not exceeding $10,000 with respect to all other assets and properties;

          (j) Capitalize any work, project or other form of services performed or to be performed, except in accordance with generally accepted accounting principles;

          (k) Introduce any new, or significantly change any, management operation or accounting policy, including tax accounting methods and procedures, or operate its properties or assets other than substantially as previously operated and in the ordinary course;

          (l) Suffer any damage, destruction or loss to its properties or assets (whether or not covered by insurance) which could have been prevented by reasonably prudent action on the part of the Sellers; or

          (m) Make or commit to make any capital expenditures not in the ordinary course of business for any single item in excess of $25,000 other than as required by any contract listed on Schedule 4.14

     Section 7.7  Access and Environmental Inspection.
                  -----------------------------------

          (a) Access.  The Sellers shall afford to the officers, employees,
              ------
accountants, counsel and other representatives of Purchaser, access, upon reasonable prior request or notice, during normal business hours from the date hereof until the Closing Date, to all of the Sellers' offices, properties, books, contracts, commitments and records and, during such period, the

Sellers shall furnish promptly to Purchaser all other information concerning its business, properties and personnel as Purchaser may reasonably request. Purchaser will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

          (b) Environmental Inspection.  Sellers and RMS hereby grant to
              ------------------------
Purchaser a license to enter and inspect the Real Property and the Owned Real Property ("Inspection"), such Inspection to be completed prior to Closing. In order to complete such Investigation, Purchaser or its designated consultant shall have the right but not the obligation: (i) to conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about the Real Property, in a manner consistent with good engineering practice; (ii) to inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Hazardous Materials, compliance with Environmental Laws, or environmental conditions at the Real Property and the Owned Real Property; and (iii) to inspect and test all buildings and equipment at the Real Property and the Owned Real Property for asbestos-containing materials or other Hazardous Materials. Purchaser agrees to conduct such investigations in a manner that minimizes the disruption to the Sellers' or RMS' business activities, and the Sellers and RMS agree to permit Purchaser reasonable access to all portions of the Real Property and Owned Real Property, both during business hours and after business hours. Purchaser agrees to keep and hold confidential any and all reports, summaries, studies or results that are the product of its Inspection, and not to disclose such reports without the written consent of Sellers or RMS or unless required to do so by applicable law. All costs and expenses of performing the Inspection shall be borne by Purchaser.

     Section 7.8  Management Agreement.  Notwithstanding the provisions of
                  --------------------
Section 7.2 or Section 7.9, to the extent that the Sellers are unable to obtain the consent, approval, authorization or order of any Governmental Authority for the transfer of any Regulatory Licenses or such other consents or approvals as set forth on Schedule 7.8, the parties shall execute the Management Agreement at Closing.

     Section 7.9  Consents.  Prior to the Closing, the Sellers shall use all
                  --------
commercially reasonable efforts to obtain all consents necessary to the consummation of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Purchaser at or prior to the Closing. Notwithstanding any other provision of this Agreement, the parties hereto agree that the Sellers may seek to obtain any consents or waivers from any Persons necessary to consummate the transactions contemplated hereby; provided that the Sellers and their representatives shall use their best efforts to restrict access to any information concerning this Agreement and the transactions contemplated hereby to those Persons that "need to know"; provided further, that the Sellers and their representatives will request and encourage those Persons who are informed of this Agreement or the transactions contemplated hereby to treat any such information so provided in accordance with the terms of the Confidentiality Agreement as if such Persons were a party thereto.

     Section 7.10  No Solicitation.  The Sellers shall not, and shall use
                   ---------------
their best efforts to ensure that none of their respective officers, managers, employees, investment bankers, attorneys, accountants and other agents, shall, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to a business combination involving the Sellers, or (ii) in the event of an unsolicited offer by another Person for any of the assets, engage in negotiations or discussions with, or provide any information or data to, any Person relating to any such offer.

     Section 7.11  Supplements to Schedules.  From time to time prior to the
                   ------------------------
Closing, the Sellers shall promptly supplement or amend any Schedule hereto with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule. Except with respect to a supplement or amendment not objected to in writing by Purchaser within five business days after receipt thereof, no supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining the compliance by the Sellers with the covenants set forth in Section 7.1. The parties hereto recognize and acknowledge that certain assets will be acquired and disposed of and that certain liabilities will be incurred and discharged in the ordinary course of business; provided, however, that the parties do not intend for this sentence to alter or modify the conditions or prohibitions of taking such actions contained elsewhere in this Agreement.

     Section 7.12  Delivery of Closing Balance Sheet.
                   ---------------------------------

          (a) No later than ten Business Days prior to the Closing Date, Sellers shall deliver to Purchaser a copy of the audited balance sheet of Sellers (the "Closing Balance Sheet") as of the Balance Sheet Date, together with the notes thereto, accompanied by the reports thereon of Deloitte & Touche LLP, independent public accountants, or another "Big Five" independent accounting firm. The Closing Balance Sheet, together with the notes thereto, shall be prepared in accordance with GAAP applied on a consistent basis throughout the year covered thereby (except to the extent disclosed therein or required by changes in GAAP), and shall present accurately (x) the information purported to be presented therein and (y) the financial position of Sellers as of the Closing Balance Sheet Date and for the year then ended. Reserves shall be reflected on the Closing Balance Sheet against assets in amounts that have been established on a basis consistent with past practice and in accordance with GAAP. There shall be no changes in reserves of the Sellers since the Closing Balance Sheet Date other than changes in such reserves consistent with past practice in amounts not in the aggregate material.

          (b) There shall be no Liabilities that are not reflected or reserved against in the Closing Balance Sheet other than such Liabilities as (i) were incurred in the ordinary course of business in a manner consistent with past practice since the Balance Sheet Date, or (ii) would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP, applied in a manner consistent with past practice, in the preparation of the Interim Balance Sheet.

     Section 7.13  Further Assurances.  From and after the Closing Date, the
                   ------------------
Sellers shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser to permit Purchaser to satisfy its obligations hereunder or to evidence title, or to provide Purchaser with the benefits enumerated in this Agreement.

     Section 7.14  IHC Interests.
                   -------------

          (a) Subject to Section 7.14(b), prior to Closing, SVM shall transfer to a newly-formed wholly owned limited liability company ("Holdco") (i) the IHC Shares, and (ii) all rights and obligations of SVM under that certain Shareholders' Agreement dated as of May 13, 1998 by and among IHC, Innovative Telecom Corporation, SVM and certain other shareholders of IHC a party thereto (the "IHC Shareholders' Agreement"). At Closing all of the outstanding interests in Holdco shall be transferred to Purchaser as part of the Assets.

          (b) If SVM is unable to obtain the consent of IHC and the other IHC shareholders party thereto to transfer the rights and obligations of SVM under the IHC Shareholders' Agreement, in lieu of Section 7.14(a)(ii), SVM covenants and agrees that it shall sell any shares purchased from the shareholders of IHC at SVM's cost and Purchaser covenants and agrees to loan such funds to SVM as are necessary to purchase such shares of IHC; provided, however, that upon SVM concluding any purchase of securities of IHC in accordance with this Section 7.14(b), SVM shall immediately transfer such shares so acquired to Purchaser and Purchaser shall forgive and release any loans made in connection with such purchase.

     Section 7.15  Interim Funding.     From the date hereof until the Closing
                   ---------------
Date, Purchaser undertakes to negotiate on commercially reasonable terms (including with respect to rates of return, restrictive provisions and security interests) and, upon mutual agreement of the parties, loan such funds to the Sellers as are necessary to operate the Business in the ordinary course and to facilitate the pursuit of such commercial opportunities as the Sellers and Purchaser collectively deem reasonable. Upon consummation of the transactions contemplated hereby (other than a consummation pursuant to the Share Purchase Option), Purchaser shall assume all liabilities under such financing.

     Section 7.16  Reporting.     The parties hereto hereby disclaim any "group"
                   ---------
or other similar status under the Securities Exchange Act of 1934, as amended.

     Section 7.17  Corporate Name.
                   --------------

          (a) As of the Closing and thereafter, none of the Sellers, RMS or Roy
M. Speer shall directly or indirectly use the name "Speer" (i) in connection with any business or operation directly or indirectly related to the Business as of the date hereof or (ii) in conjunction with any name or names that are similar to or that may be confused with the current names of the Sellers or their Subsidiaries with any businesses or operations in the Business or that in any way suggest the business or operations of any such entity are similar to the businesses or operations of the Business. The Sellers, RMS and Roy M. Speer agree that the legal names (and any associated domain names) of each of the Sellers and their respective Subsidiaries with businesses or operations in the Business shall be changed to comply with the terms of this Section 7.18 within 30 days of the Closing.

          (b) Purchaser covenants and agrees that it shall not use the name "Speer" in any aspect of its businesses after six months following the Closing Date, and any use of such name subsequent to the Closing shall be strictly to facilitate the transition of ownership and limited to the use of such names as employed in the ordinary course of business prior to Closing. The Sellers, RMS and Roy M. Speer covenant and agree that as of the Closing and for a period of 10 years thereafter they shall not use the name "Speer" or any derivation thereof in any businesses or operations in the Business.

     Section 7.18  Anschutz/PSI Transaction.     Prior to Closing, Purchaser
                   ------------------------
shall make an offer to enter into an agreement with PSI on substantially similar terms as are contemplated under the Contribution Agreement, the Real Estate Transfer Agreement and the Plan of Recapitalization (any transaction contemplated by such agreement, the "Anschutz/PSI Transaction"). If the PSI Board approves of the Anschutz/PSI Transaction prior to the satisfaction of the conditions to Closing set forth in Article VIII, (a) the PSI Interests shall be deemed to be Assets, and (b) the Purchase Price shall not be affected hereby.
If the PSI Board does not approve of the Anschutz/PSI transaction, (a) the PSI Interests shall be deemed to be Excluded Assets, (b) the Purchase Price shall be reduced by $18,250,000, (c) RMS will not be deemed to make any representations or warranties with respect to the PSI Securities and (d) Speer Communications will not be deemed to make any representations or warranties with respect to the PSI Notes.

     Section 7.19  Employees.     Purchaser hereby covenants and agrees that at
                   ---------
Closing it shall make offers of employment to all employees of the Sellers on terms and conditions substantially equivalent to those provided as of the Closing Date. For purposes of calculating an employee's right or ability to participate in a benefit or other plan offered by Purchaser, credit shall be given to such employee for the term of such employee's employment with the Sellers.


                                  ARTICLE VIII
                             CONDITIONS TO CLOSING

     Section 8.1  Conditions to the Obligations of Purchaser, the Sellers and
                  -----------------------------------------------------------
RMS.  The obligations of each party hereto effect the Closing are subject to
---
the satisfaction (or waiver) at or prior to the Closing of the condition that no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which makes the consummation of the transactions contemplated hereby illegal and the waiting period under the HSR Act shall have expired or been earlier terminated.

     Section 8.2  Conditions to the Obligations of Purchaser.  The obligation
                  ------------------------------------------
of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing, of the following conditions:

          (a) Representation and Warranties.  The representations and warranties
              -----------------------------
of the Sellers and RMS contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing.

          (b) Covenants.  The Sellers and RMS shall have performed in all
              ---------
respects the covenants and obligations required to be performed by them on or prior to the Closing.

          (c) No Material Adverse Change.  There shall not have been, or no
              --------------------------
event shall have occurred, which could reasonably be expected to result in, a Material Adverse Change.

          (d) The Sellers' and RMS' Certificate.  Each Seller and RMS shall have
              ---------------------------------
furnished Purchaser with a certificate, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a), (b) and (c) have been satisfied.

          (e) Litigation.  No litigation shall have been commenced and be
              ----------
continuing which seeks to prevent consummation of the transactions contemplated hereby or which seeks material damages from Purchaser, any of their Affiliates, the Sellers or RMS in connection with the transactions contemplated hereby.

          (f) Consents.  All consents, approvals, permits or authorizations
              --------
required to be obtained, declarations or filings required to be made and waiting periods or terminations required to have occurred prior to the Closing from or with any Governmental Authority or third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained, made or occurred, except as described in Schedule 7.8.

          (g) Employment, Confidentiality and Unfair Competition Agreements.
              -------------------------------------------------------------
The Employment, Confidentiality and Unfair Competition Agreements shall have been executed and delivered by the parties thereto.

          (h) Management Agreement.  The Management Agreement in the form of
              --------------------
Exhibit B attached hereto shall have executed and delivered by the parties thereto.

          (i) Legal Opinion of Sellers' and RMS' Counsel.  The Sellers and RMS
              ------------------------------------------
shall have furnished an opinion of Baker & McKenzie, counsel to the Sellers and RMS, in a form to be mutually agreed upon by the parties hereto prior to Closing and attached as Exhibit D hereto.

          (j) Transfer of IHC Shares.  SVM shall have transferred to Holdco (i)
              ----------------------
the IHC Shares and (ii) all rights and obligations under the IHC Shareholders' Agreement (except to the extent not required pursuant to Section 7.14(b)).

     Section 8.3  Conditions to the Obligations of the Sellers and RMS.  The
                  ----------------------------------------------------
obligations of the Sellers and RMS to effect the Closing is subject to the satisfaction (or waiver by the Sellers and RMS) on or prior to the Closing, of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing.

          (b) Covenants.  Purchaser shall have performed in all respects the
              ---------
covenants and obligations required to be performed by it at or prior to the Closing.

          (c) Certificate.  Purchaser shall have furnished Sellers and RMS with
              -----------
a certificate dated the Closing Date, signed on its behalf by an authorized signatory of Purchaser, to the effect that the conditions set forth in Sections 8.3(a) and (b) have been satisfied.

          (d) Employment, Confidentiality and Unfair Competition Agreements.
              -------------------------------------------------------------
The Employment, Confidentiality and Unfair Competition Agreements shall have been executed and delivered by the parties thereto.

          (e) Legal Opinion of Purchaser's Counsel.  Purchaser shall have
              ------------------------------------
furnished an opinion of Hogan & Hartson L.L.P., counsel to Purchasers, in a form to be mutually agreed upon by the parties hereto prior to Closing and attached as Exhibit E hereto.

                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

     Section 9.1  Survival of Representations and Warranties.  Each of the
                  ------------------------------------------
representations and warranties made by Purchaser in this Agreement shall terminate on the date which is 18 months from the Closing Date. Each of the representations and warranties made by the Sellers and RMS in this Agreement shall terminate on the date which is 18 months from the Closing Date; provided, however, that (i) the representations and warranties contained in Sections 4.11, 4.12, 4.16 and 5.8 shall survive the Closing until 90 days following the expiration of the applicable statute of limitations and (ii) the representations and warranties contained in Sections 4.13 and 5.9 shall survive the Closing until the sixth anniversary of the Closing Date. In the event notice of any claim for indemnification under Section 9.2(a) hereof shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved. The covenants and agreements of the parties set forth in this Agreement and the indemnification obligations of the parties hereunder shall survive indefinitely except as expressly provided herein.

     Section 9.2  Indemnification by Roy M Speer and RMS.
                  --------------------------------------

          (a) Subject to the other provisions of this Article IX, Roy M. Speer and RMS shall jointly and severally indemnify, defend and hold harmless Purchaser Indemnified Parties from and against any and all costs, expenses, losses, damages and liabilities (including reasonable attorneys' fees and expenses) ("Damages") suffered by any of Purchaser Indemnified Parties to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of Purchaser Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of any of the Sellers or

RMS contained in this Agreement, (ii) any breach of any covenant of any of the Sellers or RMS contained in this Agreement, (iii) all Litigation relating to the Assets and the operations of the Business prior to the Closing and (iv) any and all Damages resulting directly or indirectly from any of the Speer/PSI Agreements.

          (b) In no event shall Roy M. Speer or RMS be liable to the Purchaser Indemnified Parties with respect to any breaches of representations and warranties unless the aggregate Damages therefrom exceed $350,000, and then only to the extent the Damages exceed $350,000. In no event shall the aggregate liability of the Roy M. Speer and RMS for Damages resulting from breaches of the representations and warranties set forth in Articles IV or V exceed $50,000,000.

     Section 9.3  Indemnification by Purchaser.
                  ----------------------------

          (a) Subject to the other provisions of this Article VIII, Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Damages suffered by any of the Seller Indemnified Parties to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Seller Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of Purchaser contained in this Agreement, (ii) any breach of any covenant of any of Purchaser contained in this Agreement, (iii) all litigation relating to the operation of the Assets and the Business subsequent to Closing, and (iv) all Damages relating to any transaction between PSI and Purchaser.

          (b) In no event shall Purchaser be liable to the Seller Indemnified Parties with respect to any breaches of representations and warranties unless the aggregate Damages therefrom exceed $350,000, and then only to the extent the Damages exceed $350,000. In no event shall the aggregate liability of Purchaser for Damages resulting from breaches of the representations and warranties set forth in Article VI exceed $50,000,000.

     Section 9.4  Notice and Resolution of Claim.
                  ------------------------------

          (a) An indemnified party under this Agreement shall promptly give written notice to the indemnifying party after obtaining knowledge of any third party claim or litigation against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth in Sections 9.2 and 9.3, specifying in reasonable detail the claim or litigation and the basis for indemnification; provided, however, that the failure of the indemnified party promptly to notify the indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations under this Article VIII except to the extent the indemnified party's failure to so notify in breach of this Section 9.4(a) materially prejudices the indemnifying party's ability to defend against such third party claim or litigation. The indemnified party shall permit the indemnifying party to assume the defense of any such claim, litigation or any litigation resulting from such third party claim.

          (b) If the indemnifying party assumes the defense of any such third party claim or litigation, the obligations of the indemnifying party under this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the indemnified party harmless from and against any and all losses caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment (except with the written consent of the indemnified party) or enter into any settlement (except with the written consent of the indemnified party): (i) that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a complete release from, all liability in respect of such claim or litigation, or
(ii) the effect of which is to permit any injunction, declaratory judgment, other order or other equitable relief to be entered, directly or indirectly, against any indemnified party. The indemnifying party shall permit the indemnified party to participate in such defense or settlement through counsel chosen by the indemnified party, with the fees and expenses of such counsel borne by the indemnified party.

          (c) Failure by the indemnifying party to notify the indemnified party of its election to assume the defense of any such claim or litigation by a third party within 30 days after notice thereof has been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to assume the defense of such claim or litigation. If the indemnifying party does not assume the defense of such claim or litigation by a third party, the indemnified party may defend or settle such clam or litigation in such matter as the indemnified party may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate.

                                   ARTICLE X
                                  TERMINATION

     Section 10.1  Termination.  This Agreement may be terminated at any time
                   -----------
prior to Closing:

          (i) by written agreement of Purchaser and each of the Sellers;

          (ii) by the Sellers or Purchaser, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to March 15, 1999; provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (iii) by Purchaser at any time prior to Closing if the value of all assets net of liabilities ("Net Assets") as reflected on the Closing Balance Sheet is at least $1,000,000 lower than Net Assets as reflected on the Interim Balance Sheet;

          (iv) by either Purchaser or the Sellers by giving written notice of termination to the other party, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within ten days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available if at the time the terminating party is in material breach of any representation, warranty, covenant or other agreement contained herein; or

          (v) by either Purchaser or the Sellers by written notice of termination to the other party if any Governmental Authority of competent jurisdiction shall have issued any statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such statute, rule, regulation, order, decree or injunction or other action shall have become final.

     Section 10.2  Effect of Termination.  In the event of the termination of
                   ---------------------
this Agreement in accordance with Section 10.1 hereof, this Agreement shall thereafter become void and have no effect, and no party thereto shall have any liability to any other party hereto or any of its respective Affiliates, officers or employees, except for the obligations of the parties hereto contained in this Section 10.2 and in Sections 11.1, 11.5, 11.6 and 11.8 hereof, and provided that nothing contained in this Section 10.2 shall relieve any party from liability for a breach of any provision of this Agreement.

                                   ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1  Notices.  All notices or other communications hereunder
                   -------
shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided, however, that the facsimile is promptly followed by telephone confirmation thereof to the appropriate person at the address set forth below, or at such other address as may be designated in writing hereafter, in the same manner, by such person.

          To the Sellers:

               Speer Communications Holdings Limited Partnership
               3201 Dickerson Pike
               Nashville, Tennessee 37207
               Telephone: (615) 650-6000
               Facsimile: (615) 650-6292
               Attention: Roy M. Speer
          with a copy to:

               Baker & McKenzie
               815 Connecticut Avenue, N.W.
               Washington, D.C. 20006-4078
               Telephone: (202) 452-7000
               Facsimile: (202) 452-7074
               Attention: Thomas J. Egan, Jr.

          To Purchaser:

               Anschutz Digital Media, Inc.
               555 17th Street, Suite 2400
               Denver, Colorado 80202
               Telephone: (303) 298-1000
               Facsimile: (303) 298-8881
               Attention: Craig Slater

          with a copy to:

               Hogan & Hartson L.L.P.
               One Tabor Center
               1200 17th Street, Suite 1500
               Denver, Colorado 80202
               Telephone: (303) 899-7300
               Facsimile: (303) 899-7333
               Attention: Steven A. Cohen

     Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which the return receipt is signed or delivery is refused or the notice is designed by the postal authorities as a not deliverable, as the case may be, if mailed by registered or certified mail, (c) on the next succeeding business day if sent by national courier service, or (d) on the date telecommunicated if by telecopier if confirmed by telephone confirmation.

     Section 11.2  Amendment, Waiver.  Any provision of this Agreement may be
                   -----------------
amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and each Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 11.3  Assignment.  No party to this Agreement may assign any of
                   ----------
its rights or obligations under this Agreement without the prior written consent of the other parties hereto;

provided that Purchaser may assign any of its rights and obligations hereunder in whole or in part to any of its respective Affiliates without obtaining the consent of the other parties hereto.

     Section 11.4  Entire Agreement.  This Agreement (including all Exhibits
                   ----------------
and Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters (including without limitation the letter agreement dated January 29, 1999 among Purchaser and the Sellers).

     Section 11.5  Parties in Interest.  This Agreement shall inure to the
                   -------------------
benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, the Sellers or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 11.6  Expense.  All costs and expenses incurred by Purchaser in
                   -------
connection with this Agreement and the transactions contemplated hereby, including costs associated with a confidential filing under the HSR Act, shall be borne by Purchaser, and all costs and expenses incurred by the Sellers in connection with this Agreement and the transactions contemplated hereby shall be borne by the Sellers.

     Section 11.7  Governing Law; Jurisdiction; Service of Process.  This
                   -----------------------------------------------
Agreement shall be governed by the laws of the State of Colorado, its rules of conflict of laws notwithstanding. Purchaser, the Sellers hereby agree and consent to be subject to the non-exclusive jurisdiction of the federal and state courts of the State of Colorado in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 11.1

     Section 11.8  Specific Performance.  The parties hereto agree that if
                   --------------------
any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 11.9  Transfer and Similar Taxes.  Notwithstanding any other
                   --------------------------
provision of this Agreement to the contrary, (a) the Sellers shall assume and promptly pay when due all sales, property, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred in connection with the transactions contemplated by this Agreement, (b) RMS and Purchaser shall pay on a pro rata basis (based on the transfer of ownership at Closing) the property taxes, utilities and insurance premiums owed or owing with respect to the Owned Real Property, (c) Purchaser shall pay the costs of recording the Warranty Deed and the transfer taxes assessed thereon pursuant to T.C.A. Section 67-4-409 and (d) Purchaser shall pay any transfer or sales tax and related costs associated with the transfer and title renewal of any motor vehicles.

     Section 11.10  Headings.  The heading references herein and in the table
                    --------
of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.


                            [SIGNATURE PAGES FOLLOW]

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                              ANSCHUTZ DIGITAL MEDIA, INC.



                              By:    /s/ Craig D. Slater
                                 -----------------------------------------------
                              Name:      Craig D. Slater
                                   ---------------------------------------------
                              Title:     Vice President
                                    --------------------------------------------

                              SPEER COMMUNICATIONS HOLDINGS
                                LIMITED PARTNERSHIP

                              By:  Holdings Investments, Inc.
                                   General Partner

                                    By:  /s/  Roy M. Speer
                                       -----------------------------------------
                                              Roy M. Speer
                                              President

                              SPEER VIRTUAL MEDIA
                                LIMITED PARTNERSHIP

                              By:   Magnatone Entertainment Group, Inc.
                                    General Partner

                                    By:  /s/  Roy M. Speer
                                       -----------------------------------------
                                              Roy M. Speer
                                              President

                              SPEER WORLD WIDE DIGITAL
                                TRANSMISSION & VAULTING
                                LIMITED PARTNERSHIP

                              By:   Speer World Wide, Inc.
                                    General Partner

                                    By:  /s/  Roy M. Speer
                                       -----------------------------------------
                                              Roy M. Speer
                                              President

                             Signature Page 1 of 2

                              SPEER PRODUCTIONS
                                LIMITED PARTNERSHIP

                              By:   Dickerson Communications, Inc.
                                    General Partner

                                    By:  /s/  Roy M. Speer
                                       -----------------------------------------
                                              Roy M. Speer
                                              President

                              PROFESSIONAL VIDEO
                                SERVICES CORPORATION


                              By:    /s/  Roy M. Speer
                                 -----------------------------------------------
                              Name:       Roy M. Speer
                                   ---------------------------------------------
                              Title:      President
                                    --------------------------------------------

                              ENHANCED SERVICES OF NEVADA, INC.


                              By:    /s/  Roy M. Speer
                                 -----------------------------------------------
                                          Roy M. Speer
                                          President

                              RMS LIMITED PARTNERSHIP

                              By:   Crystal Diamond, Inc.
                                    General Partner

                                    By:  /s/  C. Thomas Burton, Jr.
                                       -----------------------------------------
                                              C. Thomas Burton, Jr.
                                              President


                              /s/  Roy M. Speer
                              --------------------------------------------------
                              Roy M. Speer
                              (as to Articles IX and XI only)

                             Signature Page 2 of 2

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

                                  by and among

                          ANSCHUTZ DIGITAL MEDIA, INC.
                                 as Purchaser,

               Speer Communications Holdings Limited Partnership
              Speer Communications Holdings i Limited Partnership
                    Speer Virtual Media Limited Partnership
                  Speer World Wide Digital Limited Partnership
                     Speer Productions Limited Partnership
                    Professional Video Services CORPORATION
                       ENHANCED SERVICES OF NEVADA, INC.
                                      and
                    SPEER COMMUNICATIONS VIRTUAL MEDIA, INC.
                                   as Sellers

                                      and
                            RMS Limited Partnership
                                      and

                                  Roy M. Speer

                           Dated as of March 16, 1999

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

     This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of March 16, 1999 (this "Amendment"), by and among Anschutz Digital Media, Inc., a Colorado corporation ("Purchaser"), Speer Communications Holdings Limited Partnership, a Nevada limited partnership, Speer Communications Holdings I Limited Partnership, a Nevada limited partnership, Speer Virtual Media Limited Partnership, a Nevada limited partnership, Speer World Wide Digital Limited Partnership, a Nevada limited partnership, Speer Productions Limited Partnership, a Nevada limited partnership, Professional Video Services Corporation, a District of Columbia corporation, Enhanced Services of Nevada, Inc., a Nevada corporation, and Speer Communications Virtual Media, Inc., a Delaware corporation (each a "Seller" and collectively the "Sellers"), RMS Limited Partnership, a Nevada limited partnership, and Roy M. Speer (as to Articles IX and XI only).

                                    RECITALS

          A. The Purchaser, the Sellers (other than Speer Communications Holdings I Limited Partnership ("Speer I LP") and Speer Communications Virtual Media, Inc. ("SCVM")), RMS Limited Partnership and Roy M. Speer entered into an Asset Purchase Agreement dated as of February 16, 1999 (the "Purchase Agreement").

          B. The parties thereto wish to amend the Purchase Agreement in accordance with Section 11.2 thereof in order to: (i) include Speer I LP and SCVM as Sellers thereunder; (ii) include the Satellite Uplinks (as defined) as Assets thereunder; (iii) to amend certain schedules thereto; and (iv) to modify certain closing conditions and deliverables.

          C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                   AGREEMENT

          NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Purchase Agreement as follows:

          1. Speer I LP holds licenses to use and uses certain satellite uplink facilities, such licenses being more specifically identified on Exhibit A hereto (the "Satellite Uplink Licenses"), in the operation of the Business. The parties hereby agree that the Satellite Uplink Licenses shall be and hereby are deemed "Assets" under the Purchase Agreement. The parties further agree that Speer I LP shall be and hereby is deemed a "Seller" under the Purchase Agreement with respect to the Satellite Uplink Licenses, but that the remainder of the assets of Speer I LP shall be deemed "Excluded Assets" thereunder. As such, Speer I LP will be deemed to make and hereby makes the representations and warranties as a Seller contained in the Purchase Agreement, and will be deemed to make and hereby makes such other covenants and agreements of the Sellers thereunder.

          2. SCVM holds, has applied for or is in the process of applying for those certain Regulatory Licenses being more specifically identified on Exhibit B hereto (the "SCVM Licenses") in the operation of the Business. To the extent that SCVM does not hold the SCVM Licenses, the Sellers hereby represent and warrant that such licenses are held by SVM. The parties hereby agree that the SCVM Licenses shall be and hereby are deemed "Assets" under the Purchase Agreement. The parties further agree that SCVM shall be and hereby is deemed a "Seller" under the Purchase Agreement with respect to the SCVM Licenses, but that the remainder of the assets of SCVM shall be deemed "Excluded Assets" thereunder. As such, SCVM will be deemed to make and hereby makes the representations and warranties as a Seller contained in the Purchase Agreement, and will be deemed to make and hereby makes such other covenants and agreements of the Sellers thereunder.

          3. The following Schedules are attached hereto and each Schedule replaces in its entirety the Schedule with the same number attached to the Purchase Agreement:

              (a)  Schedule 2.1(a)(ii);
              (b)  Schedule 2.1(a)(ii)(A);
              (c)  Schedule 2.1(a)(iv);
              (d)  Schedule 2.1(c);
              (e)  Schedule 2.2;
              (f)  Schedule 4.2(a)(i);
              (g)  Schedule 4.8;
              (h)  Schedule 4.9(b);
              (i)  Schedule 4.9(e);
              (j)  Schedule 4.9(g);
              (k)  Schedule 4.10(b);
              (l)  Schedule 4.19;
              (m)  Schedule 4.25; and
              (n)  Schedule 7.8.

          4. The parties hereby agree to waive the requirements contained in Sections 3.1(e), 3.6(d), 8.2(g) and 8.3(d) that the Employment, Confidentiality and Unfair Competition Agreements be executed and delivered at or prior to Closing.

          5. Section 4.3 of the Purchase Agreement is amended and restated in its entirety to reflect the correct capitalization of IHC as follows:

          "Section 4.3  Capitalization.  As of the date hereof, SVM holds
                        --------------
665,421 shares of Series B Preferred Stock of IHC. To the Knowledge of Sellers, the authorized capital stock of IHC consists of:

          (a) 6,000,000 shares of common stock, of which:

               (i) 1,722,838 shares are issued and outstanding;

               (ii) 591,716 shares are reserved for issuance upon conversion of IHC's Series A Preferred Shares;

               (iii) 665,421 shares are reserved for issuance upon conversion of IHC's Series B Preferred Shares;

               (iv) 1,338,650 shares (the "Option Shares") are reserved for issuance pursuant to IHC's 1994 Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan; and

               (v) 1,168,449 shares shall are reserved for issuance upon the exercise of the certain warrants.

          (b) 1,257,137 shares of Preferred Stock, of which:

               (i) 591,716 shares are designated Series A Preferred Stock, all of which are issued and outstanding; and

               (ii) 665,421 shares are designated Series B Preferred Stock, all of which are issued and outstanding.

To the Knowledge of Sellers, all of the issued and outstanding shares of capital stock of IHC and PSI held by the Sellers have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws. Except as set forth herein or on
Schedule 4.3 or as contemplated by this Agreement and to the Knowledge of Sellers, (x) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of IHC is authorized or outstanding, (y) IHC does not have any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of IHC, and (z) IHC does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof."

          6. Other than the amendments and modifications specifically contained herein, the Purchase Agreement remains in full force and effect.


                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

                              ANSCHUTZ DIGITAL MEDIA, INC.


                              By:    /s/ Craig D. Slater
                                 -----------------------------------------------
                              Name:      Craig D. Slater
                                   ---------------------------------------------
                              Title:     Vice President
                                    --------------------------------------------


                              SPEER COMMUNICATIONS HOLDINGS
                                LIMITED PARTNERSHIP

                              By:  Holdings Investments, Inc.
                                   General Partner

                                   By:  /s/  Roy M. Speer
                                      ------------------------------------------
                                             Roy M. Speer
                                             President


                              SPEER COMMUNICATIONS HOLDINGS I
                                LIMITED PARTNERSHIP

                              By:  Holdings Investments, Inc.
                                   General Partner

                                   By:  /s/  Roy M. Speer
                                      ------------------------------------------
                                             Roy M. Speer
                                             President


                              SPEER VIRTUAL MEDIA
                                LIMITED PARTNERSHIP

                              By:   Magnatone Entertainment Group, Inc.
                                    General Partner

                                    By:  /s/  Roy M. Speer
                                       -----------------------------------------
                                              Roy M. Speer
                                              President

                              SPEER WORLD WIDE DIGITAL
                                TRANSMISSION & VAULTING
                                LIMITED PARTNERSHIP

                              By:   Speer World Wide, Inc.
                                    General Partner

                                    By:   /s/  Roy M. Speer
                                       -----------------------------------------
                                               Roy M. Speer
                                               President

                              SPEER PRODUCTIONS
                                LIMITED PARTNERSHIP

                              By:   Dickerson Communications, Inc.
                                    General Partner

                                    By:   /s/  Roy M. Speer
                                       -----------------------------------------
                                               Roy M. Speer
                                               President

                              PROFESSIONAL VIDEO
                                SERVICES CORPORATION


                              By:     /s/ Roy M. Speer
                                 -----------------------------------------------
                              Name:       Roy M. Speer
                                   ---------------------------------------------
                              Title:      President
                                    --------------------------------------------

                              ENHANCED SERVICES OF NEVADA, INC.


                              By:  /s/ Roy M. Speer
                                 -----------------------------------------------
                                       Roy M. Speer
                                       President

                              SPEER COMMUNICATIONS
                                VIRTUAL MEDIA, INC.


                              By:   /s/ Roy M. Speer
                                 -----------------------------------------------
                              Name:     Roy M. Speer
                                   ---------------------------------------------
                              Title:    President
                                    --------------------------------------------

                              RMS LIMITED PARTNERSHIP

                              By:  Crystal Diamond, Inc.
                                   General Partner

                                   By:    /s/ C. Thomas Burton, Jr.
                                      ------------------------------------------
                                              C. Thomas Burton, Jr.
                                              President

                              /s/ Roy M. Speer
                              --------------------------------------------------
                              Roy M. Speer